UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under §240.14a-12

GLAUKOS CORPORATION
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLAUKOS®
TRANSFORMING VISION

2023

Proxy Statement

OUR MISSION at Glaukos is to truly transform vision by pioneering novel, dropless platforms that can meaningfully advance the standard of care and improve outcomes for patients suffering from sight-threatening chronic eye diseases.

Innovation is at the core of everything we do. Our mantra “We’ll Go First” embodies our commitment and determination to take chances, push the limits of science, and disrupt the legacy treatment paradigms in glaucoma, corneal disorders, and retinal diseases through our pursuit of game-changing technologies.

Our strong business foundation and talented teams around the globe give us confidence in our continued ability to execute our long-term strategy and advance our mission for the benefit of patients worldwide.

2022 Net Sales	Cash and Equivalents
$283M	$360M
as of 12/31/22

Net Sales (in percent)	Global Commercial Personnel

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

WHEN

Our Board of Directors is soliciting your proxy for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 1, 2023, at 9:00 a.m. Pacific Time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. This Proxy Statement and our 2022 Annual Report for the year ended December 31, 2022 (the “2022 Annual Report”) are first being made available to stockholders on or about April 18, 2023.

Thursday, June 1, 2023 9AM(PT) ADMISSION Via live audio webcast, please visit: www virtualshareholdermeeting. com/GKOS2023. WHO MAY VOTE Stockholders of record at the close of business on April 5, 2023.

ITEMS OF BUSINESS
1

Elect the two Class II director nominees named in the accompanying Proxy Statement to serve as directors until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified;

	2	Approve, on an advisory basis, the compensation of the Company’s named executive officers;
	3	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
	4	Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Your vote is important to us. Whether or not you expect to attend the annual meeting via live audio webcast, please submit a proxy or your voting instructions as soon as possible to instruct how your shares are to be voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy or voting instructions will not be used.

	BY INTERNET	BY TELEPHONE	BY MAIL
	www.proxyvote.com	1-800-690-6903	Mail your signed proxy card

By Order of the Board of Directors,

Thomas W. Burns Chairman & Chief Executive Officer Glaukos Corporation One Glaukos Way Aliso Viejo, CA 92656

April 18, 2023

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  i

Notice of Annual Meeting of Stockholders
i	Important Notice Regarding Internet Availability of Proxy Materials
i	Meeting Information
1	Proxy Summary
5	Proposal 1 — Election of Directors
13	Director Compensation
15	Corporate Governance
26	Executive Officers of the Company
27	Proposal 2 — Advisory Approval of Named Executive Officer Compensation
28	Executive Compensation
	28	Compensation Discussion and Analysis
	46	Compensation Committee Report
	47	Summary Compensation Table for Fiscal Years 2022, 2021 and 2020
	49	2022 Grants of Plan-Based Awards
	50	Outstanding Equity Awards
	52	Option Exercises and Stock Vested in Fiscal 2022
	52	Nonqualified Deferred Compensation Plans
	53	Potential Payments Upon Termination or Change in Control
	54	Employee Benefit and Stock Plans
58	Compensation Committee Interlocks and Insider Participation
59	CEO Pay Ratio
60	Pay vs. Performance
63	Equity Compensation Plan Information
64	Security Ownership of Certain Beneficial Owners and Management
67	Report of the Audit Committee
68	Proposal 3 — Ratification of Independent Registered Public Accounting Firm
70	Transactions with Related Persons
71	Delinquent Section 16(a) Reports
72	Proposals of Stockholders and Director Nominations for 2024 Annual Meeting
73	Other Matters
74	Annual Report to Stockholders
75	Virtual Annual Meeting
76	Questions and Answers About the Proxy Materials and Annual Meeting

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this Proxy Statement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this Proxy Statement. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the impact of the COVID-19 pandemic or other future public health crises on our business; the impact of general macroeconomic conditions including foreign currency fluctuations; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 and 2023 for procedures utilizing our iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, health crisis, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, iAccess, iPRIME, iStent infinite, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry, which is highly competitive and rapidly changing, and against current and future technologies (including MIGS technologies); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors related to Glaukos and our business are described in detail under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission on February 24, 2023. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements in this Proxy Statement are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this Proxy Statement, which speak only as of the date of this Proxy Statement. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Website references

References to our website through this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of, and shall not be deemed incorporated by reference into, this Proxy Statement.

PROXY SUMMARY

PROXY SUMMARY

Who We Are

Founded in 1998, Glaukos Corporation is an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders, and retinal diseases.

We were the first company to bring to market Micro-Invasive Glaucoma Surgery (MIGS), the micro-invasive procedure that revolutionized the treatment and management of glaucoma. In 2012, we launched our first MIGS device—the iStent®—in the United States, followed by our next-generation iStent inject® device in 2018 and iStent inject® W in 2020.

In November 2019, Glaukos acquired Avedro, Inc., maker of the first and only FDA-approved cross-linking technology designed to treat progressive keratoconus. We continue to seek to leverage our platform technologies to build a comprehensive and proprietary portfolio of micro-scale surgical and pharmaceutical therapies for glaucoma, corneal health, and retinal diseases.

Voting Matters

This summary highlights information contained within this Proxy Statement. You should read the entire Proxy Statement carefully and consider all information before voting. Page references are supplied to help you find further information in this Proxy Statement.

PROPOSALS		BOARD RECOMMENDATION
1	Election of Directors	FOR ALL director nominees
2	Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers.	FOR
3	Ratification of Independent Registered Public Accounting Firm	FOR

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  1

PROXY SUMMARY

BOARD OF DirectorS

				Other Current Public Company Boards		Committee Membership
Name and Current Occupation	Age	Director Since	Term Expires		Independent	Audit	Compensation, Nominating and Governance
Thomas W. Burns Chairman & Chief Executive Officer Glaukos Corporation	62	2002	2024	1
Mark J. Foley Lead Independent Director Chief Executive Officer Revance Therapeutics, Inc.	57	2014	2025	1			(Chair)
David F. Hoffmeister Former Senior Vice President and Chief Financial Officer Life Technologies Corporation	68	2014	2025	3
Gilbert K. Kliman, MD Managing Partner InterWest Partners	64	2007	2025	1
Marc A. Stapley Chief Executive Officer Veracyte Inc.	53	2014	2024	1		(Chair)
Denice M. Torres Chief Executive Officer The Ignited Company	63	2021	2023	3
Aimee S. Weisner Former Corporate Vice President and General Counsel Edwards Lifesciences Corporation	54	2014	2023	2
Leana S. Wen, MD Emergency Physician and Professor of Health Policy and Management, George Washington University School of Public Health	40	2021	2024	1

   Committee Member

2  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

PROXY SUMMARY

esg achievements

# NEW GLOBAL LEAVE POLICY

Expanded Glaukos' global leave policies to provide fully paid disability leave and leave for caretakers.

# $9.6 MILLION

Value of product donations made by Glaukos in 2022 to benefit underserved patients around the world.

Early completion of Greenhouse Gas emission inventory

# ZERO Product Recalls

GPS
Glaukos Patient Services

Launched **Glaukos Patient Services (GPS)** to improve keratoconus patients' access to care by helping them smoothly navigate their treatment journey.

# 100 PERCENT

of Glaukos users completed cybersecurity training for the second consecutive year.

## DARE TO BE MORE

Introduced the **DARE Awards** to recognize employees whose actions, behaviors, and achievements exemplify the Company's core values of *Dream, Lead, and Care.*

## COMPLETED NEW DRUG MANUFACTURING FACILITY

Dramatically expanded Glaukos' drug manufacturing capabilities in preparation for the launch of *iDose TR*®, a revolutionary product designed to continuously deliver glaucoma medications from within the eye for extended periods of time.

Corporate Governance Strengths

Independence	● 7 of 8 directors are independent ● Independent Lead Director ● Regular executive sessions of independent directors ● Fully independent Board Committees
Evaluation and Effectiveness	● Annual Board, Committee and individual self-evaluations and peer review
Refreshment and Diversity	● 38% of directors are women and 25% self-identify as members of an underrepresented community ● Average age of directors is 58 ● Two new directors added in 2021 ● Average tenure of directors is 9.6 years
Active Board Oversight and Engagement
●
Robust oversight of risks related to the Company’s business, including compliance, cybersecurity and ESG risks
●
Directors attended an average of 97% of Board and Committee meetings in 2022; Chair and Lead Independent Director attended 100% of Board and Committee meetings
●
Overboarding guidelines limit directors’ service on the boards of other public companies to three, or, for directors who are executive officers of public companies, one additional public company board, without Board approval

Robust Stockholder Engagement Process	● Proactive semiannual engagement with stockholders ● Incorporation of stockholder feedback into our strategies and programs, including executive compensation

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  3

PROXY SUMMARY

Executive Compensation Highlights

CEO Compensation Other NEO’s

COMPENSATION BEST PRACTICES
What We Do	What We Don’t Do
Incorporate Stockholder Feedback into Compensation Program Design	Excise Tax Gross-Ups
Multiple Performance Metrics and Time Horizons for Long Term Incentive Compensation and Bonus Plan	Repricing or Buyouts of Stock Options
Cap Executive Bonus Program at 200% of target	Uncapped Incentives
Annual Independent Compensation Risk Review	Hedging, Derivatives, Pledging or Margin Accounts
Double-Trigger Change in Control	Single-Trigger Cash Severance Payments upon a Change in Control
Share Ownership Guidelines (6x base salary for Chief Executive Officer)	Employment Contracts
Clawback Policy	Dividends or Dividend Equivalents on Unearned or Unvested Equity Awards
Independent Compensation Consultant
Limited Perquisites

4  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR ALL” THE DIRECTOR NOMINEES.

Our Board of Directors (“Board” or “Board of Directors”) is currently comprised of eight directors. Under our Certificate of Incorporation, our Board of Directors is divided into three classes, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders as follows:

●	the Class I directors are Mark J. Foley, David F. Hoffmeister and Gilbert H. Kliman, M.D., and their terms will expire at the 2025 annual meeting of stockholders;
●	the Class II directors are Denice M. Torres and Aimee S. Weisner, and their terms will expire at the Annual Meeting; and
●	the Class III directors are Thomas W. Burns, Leana S. Wen, M.D. and Marc A. Stapley, and their terms will expire at the 2024 annual meeting of stockholders.

Upon the recommendation of the Compensation, Nominating and Governance Committee (the “CNG Committee”), the Board of Directors has nominated Denice M. Torres and Aimee S. Weisner for election to our Board of Directors as Class II directors to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified. Ms. Weisner was previously elected to the Board by our stockholders in June 2020. Ms. Torres, who joined our Board in March 2021 after being recommended by a third party search firm, will be standing for election by our stockholders for the first time. Proxies may only be voted for the two Class II directors nominated for election at the Annual Meeting.

Each of the director nominees has consented to being named in this Proxy Statement and to serving as a director, if elected. We have no reason to believe any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, the proxy holders will vote the proxies received by them for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors on the Board.

Director Nominees

Following is the biographical information for each of our director nominees and continuing directors. The information below is provided as of April 18, 2023. We have also included a table reflecting the primary experience, qualifications, attributes and skills of each of our director nominees. The CNG Committee and the Board of Directors considered this information, among other characteristics, in their nomination of these individuals to serve as a member of our Board of Directors.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  5

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election as Class II Directors at the Annual Meeting

Committees
DENICE M. TORRES	AGE 63 INDEPENDENT DIRECTOR SINCE 2021
Board Committees Compensation, Nominating and Governance

BACKGROUND

Chief Executive Officer, The Ignited Company (2017 to current)

Chief Strategy and Transformation Officer, Johnson & Johnson, Global Medical Device Business (2015 to 2017)

President, Johnson & Johnson McNeil Consumer Healthcare (2011 to 2015)

President, Johnson & Johnson Janssen Pharmaceuticals, Neuroscience (2009 to 2011)

Various Executive Positions, Eli Lilly and Company (1990 to 2004)

OTHER DIRECTORSHIPS

Karuna Therapeutics, Inc. (NASDAQ:KRTX) (2020 to current)

Surface Oncology (NASDAQ:SURF) (2021 to current)

2seventybio (NASDAQ:TSVT) (2021 to current)

National Resilience (venture backed company) (2020 to current)

Thirty Madison (2022 to current)

Bluebird bio, Inc. (NASDAQ:BLUE) (2020-2021)

EDUCATION

Bachelor of Science, Ball State University

J.D., Indiana University

M.B.A., University of Michigan

Ms. Torres is a member of the Michigan Bar Association.

Ms. Torres is the founder of The Mentoring Place, a nonprofit organization offering free executive mentoring to help women achieve their career goals.

REASON FOR NOMINATION

Ms. Torres has extensive experience running large businesses in the pharmaceutical, consumer health and medical device industries, including executive management of global commercialization, quality, strategy and marketing. In addition to her corporate experience, Ms. Torres is currently the CEO of a healthcare industry change management firm focused on leadership, diversity, equity and inclusion (“DEI”), and culture.  Her combined experiences and perspectives qualify her to serve on our Board of Directors.

6  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

PROPOSAL 1 — ELECTION OF DIRECTORS

AIMEE S. WEISNER	AGE 54 INDEPENDENT DIRECTOR SINCE 2014
Board Committees Audit

BACKGROUND

Corporate Vice President and General Counsel, Edwards Lifesciences Corporation (2011 to 2019)

Legal Advisor to Public Pharmaceutical and Medical Device Companies (2009 to 2010)

Various position, including Executive Vice President, Administration and Secretary, Advanced Medical Optics, Inc. (2002 to 2009)

Various positions, including Vice President, Assistant General Counsel and Assistant Secretary, Allergan, Inc. (1998 to 2002)

OTHER DIRECTORSHIPS

Lensar, Inc. (NASDAQ:LNSR) (2021 to current)

STAAR Surgical Company (Nasdaq: STAA) (2022 to current)

Oyster Point Pharma, Inc. (NASDAQ:OYST) (2019 to Jan 2023)

EDUCATION

Bachelor of Arts, California State University, Fullerton

J.D., Loyola Law School, Los Angeles

REASON FOR NOMINATION

Ms. Weisner’s extensive in-house legal and compliance experience with different medical device companies, including an in-depth understanding of regulatory and reimbursement issues, intellectual property, corporate governance, risk management, corporate transactions, human resources, and internal audit, qualify her to serve on our Board of Directors.

All Other Continuing Directors
THOMAS W. BURNS	AGE 62 DIRECTOR SINCE 2002
Board Committees N/A Term Expires: 2024

BACKGROUND

Chief Executive Officer and Board Member, Glaukos Corporation (2002 to current); Chairman of the Board (2021 to current)

Vice President, Global Strategy and General Manager, Refractive Surgery, Bausch & Lomb (1998 to 2000)

Senior Vice President and General Manager, Chiron Vision Corporation (1990 to 1997)

OTHER DIRECTORSHIPS

Pulmonx Corporation (NASDAQ:LUNG) (2020 to current) ,

Avedro, Inc. (acquired by Glaukos Corporation) (2018 to 2019)

EDUCATION

Bachelor of Arts, Yale University

Served as an entrepreneur in residence at Versant Ventures Management, LLC

REASON FOR NOMINATION

Mr. Burns has a proven record of building successful medical device and pharmaceutical businesses and creating successful new markets in ophthalmology. Mr. Burns possesses an extensive understanding of our business, operations and strategy, as well as significant industry experience and corporate management skills and experience, which qualifies him to serve as Chairman of our Board of Directors.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  7

PROPOSAL 1 — ELECTION OF DIRECTORS

MARK J. FOLEY	AGE 57 INDEPENDENT DIRECTOR SINCE 2014 LEAD INDEPENDENT DIRECTOR SINCE 2021
Board Committees Compensation, Nominating and Governance (Chair) Term Expires: 2025

BACKGROUND

Chief Executive Officer, Revance Therapeutics, Inc. (NASDAQ:RVNC) (2019 to current)

Chairman, President and Chief Executive Officer, ZELTIQ Aesthetics, Inc. (2012 to 2017); Executive Chairman (2009 to 2012)

Managing Director, RWI Ventures, Inc. (2004 to 2018)

Various Executive Positions for United States Surgical Corporation, Guidant Corporation, Devices for Vascular Intervention Inc., Perclose, Inc., and Ventrica, Inc.

OTHER DIRECTORSHIPS Revance Therapeutics, Inc. (2017 to current) SI-BONE, Inc. (NASDAQ:SIBN) (2019 to 2021) ZELTIQ Aesthetics, Inc. (2009-2017) EDUCATION Bachelor of Arts, University of Notre Dame

REASON FOR NOMINATION

Mr. Foley has over 25 years of medical device operating, investment and chief executive officer experience. Mr. Foley’s previous medical device experience as a senior executive and his service on the boards of several medical device public companies qualifies him to serve on our Board of Directors.

DAVID F. HOFFMEISTER	AGE 68 INDEPENDENT DIRECTOR SINCE 2014
Board Committees Audit Term Expires: 2025

BACKGROUND

Senior Vice President and Chief Financial Officer, Life Technologies Corporation (2008 to 2014)

Chief Financial Officer, Invitrogen Corporation (2004 to 2008)

Senior Partner, McKinsey & Company (1983-2003)

Leader, McKinsey & Company, North American Chemical Practice (1998-2003)

OTHER DIRECTORSHIPS

Celanese Corporation (NYSE:CE) (2006 to current)

ICU Medical, Inc. (NASDAQ:ICUI) (2017 to current)

StepStone Group, Inc. (NASDAQ:STEP) (2019 to current)

Kaiser Permanente (privately held company) (2014 to current)

EDUCATION

Bachelor of Science, University of Minnesota

M.B.A, University of Chicago

REASON FOR NOMINATION

Mr. Hoffmeister’s strong finance background, experience as a chief financial officer of a global biotechnology company, and public company board experience qualify him to serve on our Board of Directors. In addition, his experience in the healthcare and chemical industries, as well as his private equity, strategy and organization experience, contribute greatly to the knowledge base of our Board.

8  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

PROPOSAL 1 — ELECTION OF DIRECTORS

GILBERT H. KLIMAN, M.D.	AGE 64 INDEPENDENT DIRECTOR SINCE 2007
Board Committees Compensation, Nominating and Governance Term Expires: 2025

BACKGROUND

Partner, InterWest Partners (1996 to 2015); Managing Partner (2016 to current)

Investment Manager, Norwest Venture Partners (1995 to 1996)

Associate, TA Associates (1989 to 1992)

Dr. Kliman is a board-certified ophthalmologist and completed a retina research fellowship at Massachusetts Eye and Ear Infirmary and residency training at Wills Eye Hospital

OTHER DIRECTORSHIPS

STAAR Surgical Company (NASDAQ:STAA) (2020 to current)

Doximity, Inc. (NYSE:DOCS) (2011 to 2022)

Avedro, Inc. (NASDAQ: AVDR) (acquired by Glaukos Corporation) (2015-2019)

Epocrates, Inc. (NASDAQ: EPOC) (1999-2011)

IntraLase Corp. (NASDAQ: ILSE) (2000-2007)

EDUCATION

Bachelor of Arts, Harvard University

M.D., University of Pennsylvania

M.B.A., Stanford Graduate School of Business

REASON FOR NOMINATION

Dr. Kliman’s prior experience as a practicing ophthalmologist, as well as his significant experience in financial markets and prior experience on the boards of several U.S. public companies and various private healthcare companies, qualify him to serve on our Board of Directors.

MARC A. STAPLEY	AGE 53 INDEPENDENT DIRECTOR SINCE 2014
Board Committees Audit (Chair) Term Expires: 2024

BACKGROUND

Chief Executive Officer, Veracyte, Inc. (2021 to current)

Chief Executive Officer, Helix (2019 to 2021)

Executive Vice President, Strategy and Corporate Development, Illumina, Inc. (2017 to 2019); Chief Administrative Officer (2015-2017); Senior Vice President and Chief Financial Officer (2012 to 2017)

Senior Vice President, Finance, Pfizer, Inc. (2009 to 2012)

Auditor, Coopers & Lybrand (1991 to 1995)

OTHER DIRECTORSHIPS

Veracyte, Inc. (NASDAQ: VCYT) (2021 to current)

Helix Opco LLC (2015 to current)

Premier Foods, Inc. (private restaurant chain) (2017 to current)

EDUCATION

B.Sc (Honors), The University of Reading (England)

Member, Institute of Chartered Accountants, England and Wales

REASON FOR NOMINATION

Mr. Stapley has gained extensive experience in the areas of corporate strategy, corporate and business development, mergers and acquisitions, and global infrastructure. This experience, together with his extensive experience in senior finance positions with public companies, qualifies Mr. Stapley to serve on our Board of Directors.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  9

PROPOSAL 1 — ELECTION OF DIRECTORS

LEANA S. WEN, MD	AGE 40 INDEPENDENT DIRECTOR SINCE 2021
Board Committees Audit Term Expires: 2024

BACKGROUND

Professor of Health Policy, George Washington University School of Public Health (2019 to current)

Contributing Columnist, The Washington Post (2020 to current)

On-Air Medical Analyst and Commentator, CNN (2020 to current)

President, Planned Parenthood (2018 to 2019)

Health Commissioner, City of Baltimore (2015 to 2018)

Director, Patient-Centered Care Research, Department of Emergency Medicine, George Washington University (2013 to 2015)

Board-certified Emergency Room Physician

OTHER DIRECTORSHIPS

UroGen (NASDAQ: URGN) (2022 to current)

Bipartisan Policy Center (2020 to current)

Baltimore Community Foundation (2019 to current)

Chair, Advisory Board of the Behavioral Health Group (2020 to current)

EDUCATION

Bachelor of Science, California State University, Los Angeles

M.D., Washington University School of Medicine

M.Sc., University of Oxford (Rhodes Scholar)

OTHER ACCOMPLISHMENTS

Dr. Wen has been a member of more than ten nonprofit boards, including serving as the chair of Behavioral Health Systems Baltimore

Dr. Wen has been a global health fellow at the World Health Organization, a consultant with the China Medical Board, and a nonresident senior fellow at the Brookings Institution

REASON FOR NOMINATION

Dr. Wen’s experience as a practicing physician, combined with her extensive experience working in governmental sectors, with innovative health companies, and serving on nonprofit boards and foundations, make her a qualified member of our Board of Directors.

10  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

PROPOSAL 1 — ELECTION OF DIRECTORS

Each of our directors’ specific skills and experiences are included in the table below and described more fully in their individual biographies. Even though a particular skill may not be indicated below, our directors often have some level of experience in each of the areas listed.

Business or Professional Experience/Skills/Attributes	BURNS	FOLEY	HOFFMEISTER	KLIMAN	STAPLEY	TORRES	WEISNER	WEN	# of directors	% of directors
Executive Leadership	«	«	«	«	«	«	«	«	8	100%
Governance and Compliance	«	«	«	«	«	«	«	«	8	100%
Other Public Company Board Service	«	«	«	«	«	«	«	«	8	100%
Accounting and Auditing	«	«	«	«	«				5	63%
Capital Management	«	«	«	«	«				5	63%
Sustainability		«			«		«	«	4	50%
Mergers and Acquisitions	«	«	«	«	«		«		6	75%
Regulatory & Risk Management	«	«			«	«	«	«	6	75%
Legal and Human Capital Management	«	«			«	«	«	«	6	75%
Public Health Policy								«	1	13%
International Commercialization	«	«		«	«	«	«		6	75%
Medical Technology	«	«	«	«	«	«	«	«	8	100%
Ophthalmology	«			«			«		3	38%
Pharmaceutical	«	«		«	«	«	«	«	7	88%
Cybersecurity					«		«		2	25%

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  11

PROPOSAL 1 — ELECTION OF DIRECTORS

Board Attributes

INDEPENDENCE

1
7

Independent

88%

GENDER DIVERSITY

3
5

Women

38%

UNDERREPRESENTED COMMUNITIES

2
6

Diverse

25%

PUBLIC COMPANY EXPERIENCE

8

100%

PUBLIC CO. EXPERIENCE

AGE

1
3
4
40's
50's
60's

Average

57.6

YEARS

TENURE

2
4
2
< 5 Years
5-10 years
> 10 years

Average

9.6

YEARS

12  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to our non-employee directors for the year ended December 31, 2022.

	Fees earned or	Stock
	paid in cash	awards	Total
Name(1)	($)(2)	($)(2)(3)	($)
Mark J. Foley	—	307,895	307,895
David F. Hoffmeister	—	259,005	259,005
Gilbert H. Kliman, M.D.	60,000	190,009	250,009
Marc A. Stapley	—	273,373	273,373
Denice M. Torres	—	259,005	259,005
Aimee S. Weisner	—	259,005	259,005
Leana S. Wen, M.D.	—	259,005	259,005
(1)	The compensation information for Thomas W. Burns, our chairman and chief executive officer, is set forth in the Summary Compensation Table with respect to our Named Executive Officers.
(2)	All of our directors, with the exception of Dr. Kliman, elected to receive their 2022 annual retainer fees in the form of RSUs in lieu of cash pursuant to our director compensation policy. Mr. Foley received a grant of 2,486 RSUs on January 3, 2022; Mr. Hoffmeister, Ms. Torres, Ms. Weisner and Dr. Wen each received a grant of 1,455 RSUs on January 3, 2022; and Mr. Stapley received a grant of 1,758 RSUs on January 3, 2022; each in lieu of their annual cash retainers for the year ended December 31, 2022. The grant date fair values of these elective RSU grants are included in the amounts reported in the column titled “Stock Awards” in the table above.
(3)	The amounts shown represent the grant date fair values of stock awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to non-employee directors in 2022, see Note 9, Stock-Based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. As of December 31, 2022, each of our non-employee directors held the following restricted stock unit awards and unexercised stock options:

Non-Employee Director	Outstanding Stock Awards(4)	Outstanding Stock Options
Mark J. Foley	6,850	65,000
David F. Hoffmeister	5,819	65,000
Gilbert H. Kliman, M.D.	4,364	65,000
Marc A. Stapley (4)	9,688	65,000
Denice M. Torres	7,873	—
Aimee S. Weisner (4)	9,181	65,000
Leana S. Wen, M.D. (4)	11,729	—
(4)	The outstanding stock awards reported in the table above include RSUs that have vested but whose delivery has been deferred pursuant to an election by the applicable director under the Company’s Director Compensation Program described below, including 3,566 RSUs that vested in 2022 with respect to Mr. Stapley, 3,362 RSUs that vested in 2022 with respect to Ms. Weisner and 3,408 RSUs that vested in 2022 with respect to Dr. Wen.

We reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors. We do not pay cash or equity compensation to our employee directors other than in their capacity as employees.

In December 2017, our Board of Directors initially approved a non-employee director compensation program which was most recently updated in December 2022. The current terms of our director compensation program are described below.

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DIRECTOR COMPENSATION

Director Compensation Program

Cash Compensation

All non-employee directors are entitled to receive an annual $50,000 retainer for service as a Board member and an annual $10,000 retainer for each committee on which they serve as a member. In addition, non-employee directors are entitled to receive the following additional cash compensation for their services as Lead Independent Director of our Board or chairperson of our Board committees:

●	$40,000 per year for service as Lead Independent Director of the Board;
●	$12,500 per year for service as chairperson of the Audit Committee; and
●	$12,500 per year for service as chairperson of the CNG Committee.

All cash payments to non-employee directors are paid quarterly in arrears and pro-rated for directors who join or leave the board mid-year.

Equity Compensation

All non-employee directors are entitled to receive the following equity compensation for their services:

●	initial grant of RSUs with a grant date fair value of $300,000, which will vest in substantially equal annual installments on each of the first three annual anniversaries of the grant date, subject to the non-employee director’s continued service through each vesting date (and subject to acceleration if the non-employee director’s service terminates as a result of the director’s death or total and permanent disability); and
●	annual grant of RSUs with a grant date fair value of $190,000, which will vest in one installment on the first anniversary of the grant date (or the date of the subsequent year’s annual meeting of stockholders, if earlier) (and subject to acceleration if the non-employee director’s service terminates as a result of the director’s death or total and permanent disability).

Annual grant amounts will be pro-rated for directors who join the Board mid-year.

On June 2, 2022, the Board of Directors made a grant of 4,364 RSUs under our 2015 Omnibus Incentive Compensation Plan to each of our then-serving independent directors. All of these RSUs will vest in full in the following year in accordance with our director compensation program terms.

The Board of Directors also has adopted an equity election for non-employee directors with respect to their annual retainer fees. Under this election program, non-employee directors have the right to elect to receive their annual retainers and any additional committee- or chairmanship-related annual retainers for a calendar year in the form of elective RSUs in lieu of cash, which RSUs would be granted on the first business day of the calendar year and valued as of that date.  To provide additional incentive for the non-employee directors to elect equity, there is a 15% premium component to the conversion from the dollar amount of the retainers to the number of RSUs granted.  Any elective RSUs will vest in one installment on the first anniversary of the grant date, subject to the director’s continued service. All of our directors, with the exception of Dr. Kliman, elected to receive RSUs in lieu of cash with respect to their 2022 annual retainers.

Stock Ownership Policy Applicable to Directors

Our directors are also subject to a Stock Ownership Policy that requires each of our non-employee directors to own shares of our common stock having a value equal to at least six times his or her annual retainer (excluding additional retainers for committee members and chairpersons). Shares subject to stock options and unvested PRSUs are not considered owned by the director for purposes of this Policy. This Policy went into effect on January 1, 2019, and each director is required to meet the minimum stock ownership requirement by the later of January 1, 2024, or five years after the date a person is appointed as a director of the Company. The initial minimum stock ownership level of each director was determined on January 1, 2019, and was most recently re-determined as of January 1, 2023, based upon the average daily closing price of the Company’s common stock as reported by the NYSE for the 12-months ended December 31, 2022. The minimum stock ownership level will be re-determined every third anniversary of the last calculation, as well as upon a change in annual retainer. As of April 5, 2023, each of our directors is within the initial five-year grace period before they are required to meet the minimum ownership level.

Policy on Pledging and Hedging of Company Shares

As further described in the section titled “Corporate Governance—Policy on Pledging and Hedging of Company Shares,” our Board of Directors has adopted anti-pledging and anti-hedging policies that prohibit members of the Board of Directors from pledging Glaukos securities or engaging in hedging transactions.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the CNG Committee, has adopted Corporate Governance Guidelines to assist the Board in the discharge of its duties and to set forth the Board of Directors’ current views with respect to selected corporate governance matters considered significant to our stockholders. Our Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, our Board composition and director qualifications, responsibilities of directors, including our Lead Independent Director, director compensation, director capacity, director orientation and continuing education, succession planning and the Board’s annual performance evaluation. A current copy of our Corporate Governance Guidelines is available under “Corporate Governance” on our website at http://investors.glaukos.com.

Stockholder Engagement and Responsiveness

65%	Stockholder Engagement

Since our IPO in 2015, we have conducted regular outreach to our stockholders to build relationships, explain our corporate governance structure and executive compensation policies, and receive valuable feedback on matters that are important to them.

At our 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”), our stockholders approved, by a non-binding, advisory vote, the compensation of our named executive officers. This ballot item, known as a “say-on-pay” proposal, passed with 93% of the votes cast. Following the 2022 Annual Meeting, we engaged with our stockholders regarding our executive compensation policies, sustainability efforts, and corporate governance principles. We contacted holders of more than 70% of our outstanding stock (excluding officers and directors of the Company), and members of our management team spoke with, or received confirmation that no substantive engagement was required from, stockholders collectively owning approximately 65% of our outstanding stock (excluding officers and directors of the Company). These holders included all of our top 10 stockholders. Mr. Foley, chair of the CNG Committee and our Lead Independent Director, joined some of these calls with our top stockholders. Our Board of Directors, including all members of the CNG Committee, was provided a full report of stockholder feedback from this 2022 stockholder engagement.

Consistent with the feedback received in prior years, the stockholders with whom we spoke generally expressed broad support for our governance practices. The majority of these stockholders understood the importance of having certain governance protections, such as a classified Board and supermajority requirements to amend our governing documents, for a company that still has significant potential future stockholder value tied to its deep product pipeline as compared to commercialized products, while recognizing that the Board would appropriately evaluate any fair and legitimate offer from a prospective buyer with a view toward maximizing stockholder value. Our Board of Directors reviews corporate governance provisions on an annual basis, and will consider appropriate changes as the Company matures, including potentially sunsetting the classified Board structure.  The Company will continue to engage with our stockholders and will regularly review the Company’s current corporate governance structure to ensure it aligns the interest of the Company with its stockholders. In addition to this matter, one stockholder requested confirmation that the Board’s CNG Committee had sufficient time to oversee issues regarding both corporate governance and executive compensation, which the Board evaluated and took action to ensure.

Our stockholders also conveyed broad general support for our executive compensation program, stating their hope that the Company will continue its use of multi-year performance equity grants and continue to connect executive compensation to the progress of our R&D pipeline, as well as our environmental, social and governance (“ESG”) efforts. One stockholder expressed concern that the Company’s 2021 performance-based equity grant program for its executive team allowed for vesting within the first year after grant.

Notably, most stockholders expressed support for the continuing advancement of the Company’s ESG program. Several stockholders shared their appreciation that our Sustainability Council, consisting of representatives from various functional areas within the Company, focuses on topics that are material to the Company and our stakeholders, comprised of employees, customers, suppliers and investors, setting goals and targets in those areas that will have the most impact on the Company’s communities, employees, and long-term value. Several stockholders shared favorable opinions regarding the Company’s efforts to link executive pay to achievement of our ESG incentives, while one requested additional transparency into the Company’s greenhouse gas emissions data and progress toward achievement of our ESG goals.

Many of the stockholders with whom we engaged requested additional disclosure regarding the Company’s diversity and inclusivity within its workforce. Stockholders also noted their appreciation of the Company’s added transparency regarding its pipeline product development, including anticipated timelines to approval and commercialization.

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CORPORATE GOVERNANCE

In response to stockholder feedback, the CNG Committee and Board responded by taking the following actions in 2022:

Stockholder Feedback	Responsive Action Taken	Impact of Action
Company should provide enhanced disclosure regarding the composition, diversity and other demographics of its workforce

Increased disclosure of workforce demographic data; 2022 Sustainability Report, published in April 2023 on the Company’s website at http://investors.glaukos.com, includes full-time, part-time and temporary employee metrics by gender and turnover rates by age and gender, noting that the Company’s turnover rates were generally favorable compared to our industry peers; Company continues to publish its EEO-1 data, available at http://investors.glaukos.com

Provides stakeholders with greater visibility into Company’s diversity, equity and inclusion progress; demonstrates Company’s commitment to transparency with respect to the diversity and inclusivity of its personnel

Company should increase environmental transparency by disclosing its greenhouse gas emissions	GHG Scope 1 and 2 emissions data disclosed in 2022 Sustainability Report, a year earlier than the Company’s target disclosure set in its 2021 Report	Allows stakeholders to evaluate Glaukos’ impact on the environment and provides a benchmark for the Company to set future goals to reduce its carbon footprint
Performance-based equity incentive grants should not vest in the first year after grant

2023 long-term performance-based equity grant program does not allow vesting of RSUs or options for the first 3 years after grant for senior leadership team, including NEOs; equity is earned based upon securing regulatory approvals for pipeline products

Enhances retention value of long-term equity grants for senior leaders, and focuses management team performance on bringing pipeline products to market, the key driver in creating long-term growth and value for shareholders

Company should create a strong tie between executive compensation and ESG performance

2023 Executive Bonus Program continues practice established in 2022 of including achievement of a designated number ESG goals published in its Sustainability Report as one of the corporate objectives measured to determine short-term compensation award

Focuses leadership team on important ESG targets and demonstrates Company commitment to sustainability metrics deemed material to stakeholders
Company should consider splitting its CNG Committee into two separate board committees

Benchmarking and Evaluation conducted by Board in 2022 regarding separating the CNG Committee into two committees; CNG Committee determined to retain the diversity of perspectives of its current committee membership and structure, lengthening meeting times by 50% to ensure appropriate focus and consideration to matters covered by CNG Committee charter

Demonstrates Board willingness to engage in self-examination to ensure appropriately robust oversight of key governance topics, and capitalize on director strengths in vital areas such as human capital management and ESG

Company should adopt more robust goals and targets related to its sustainability efforts, and enhance information regarding progress toward achievement

Deployed SMART strategy to create more robust ESG goals that are specific, measurable, achievable, relevant and time-based; Company provided greater detail on progress toward achievement of ESG goals in its 2022 Sustainability Report, published in April 2023

Allows management to focus its efforts and utilize its resources more productively on a defined roadmap to achieve those ESG goals that are material to its investors and other stakeholders, and provides the ability to better measure the Company’s success in its sustainability efforts

Company should continue to provide transparency into status and progress of pipeline product development

Company disclosed detailed clinical trial data in 2022, including 36-month interim and endpoint data on its iDose® TR sustained-release travoprost implant in two Phase 3 clinical trials, patient enrollment status in Phase 2 clinical trials for its iLution™ cream-based formulation for the treatment of both dry eye disease and presbyopia, as well as Phase 2 results for dry eye, and the 510(k) clearance from the US FDA for its iStent infinite™ Trabecular Micro-Bypass System and iPRIME™ Viscodelivery System; in 2022, Company began providing quarterly summary of financial results and a pipeline product update to investment community; Company also ties executive compensation to the success of pipeline product development through its performance-based equity grants

Allows investors and potential investors to analyze the growth and value potential of the Company and motivates management to meet the disclosed timeframes for development and approval of pipeline that creates value for shareholders

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CORPORATE GOVERNANCE

The Company and the CNG Committee listen to the input we receive from our stockholders, with the intention of responding to that input in an appropriate and thoughtful manner that considers the Company’s stage in its development cycle and its needs from a leadership and operational perspective. We believe we have responded appropriately to the feedback received from stockholders through these outreach campaigns. We intend to continue the dialogue with our stockholders on these and other matters to ensure the Board of Directors is apprised of their views and governance and compensation best practices more broadly. In addition, our Board of Directors regularly reviews the Company’s corporate governance structure to ensure it continues to align the interest of the Company with its stockholders, and will consider appropriate governance changes as the Company continues to mature.

Director Independence

Under the rules of the New York Stock Exchange (the “NYSE”) and our Corporate Governance Guidelines, independent directors must comprise a majority of our Board of Directors. Under the NYSE rules, a director will only qualify as an “independent director” if our Board of Directors affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Our Board of Directors reviewed its composition and the independence of our directors and considered whether any director has a material relationship with us that could interfere with his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Messrs. Foley, Hoffmeister and Stapley, Drs. Kliman and Wen, and Mses. Weisner and Torres is “independent” as that term is defined under the rules of the NYSE. Mr. Burns is not an independent director as a result of his position as our Chief Executive Officer.

In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining independence.

Board Leadership Structure

We have no policy requiring either that the positions of the Chairperson of the Board and our Chief Executive Officer be separate or that they be occupied by the same individual. Our Board of Directors believes that it is important to retain flexibility to allocate the responsibilities of the offices of the Chairperson of the Board and Chief Executive Officer in a way that is in our best interests and the best interests of our stockholders at the time it elects a new Chief Executive Officer or Chairperson of the Board, or at other times when consideration is warranted by circumstances. As part of its succession planning oversight, when the former Chairman of our Board resigned, our Board considered the experience and industry knowledge of our CEO, Thomas W. Burns, and appointed him Chairman of the Board in December 2021.

Pursuant to our Corporate Governance Guidelines, in the event the Chairperson of the Board is not an independent director, the independent directors will annually appoint from amongst themselves a Lead Independent Director with such responsibilities as the Board shall determine from time to time. If appointed, the Lead Independent Director has the following responsibilities:

●	Preside at all meetings of the Board at which the Chairperson of the Board is not present, including executive sessions of the independent directors;
●	Serve as liaison between the Chairperson of the Board and the independent directors;
●	Approve information sent to the Board;
●	Approve agendas for meetings of the Board;
●	Approve meeting schedules of the Board seeking to ensure that there is sufficient time for discussion of all agenda items;
●	Develop agendas for and call meetings of the independent directors when necessary or appropriate; and
●	Be available for consultation and direct communication if requested by major stockholders.

Because our Chairman, Mr. Burns, is not an independent director, the independent members of the Board appointed Mr. Mark J. Foley, who has served on our Board since 2014, as Lead Independent Director in December 2021. Mr. Foley, who is also the Chair of our CNG Committee, annually participates in calls with our top stockholders to explain our corporate governance structure and receive valuable feedback on the matters that are important to them. We believe the combined Chairman and CEO leadership role along with a Lead Independent Director enhances our Board’s ability to provide insight

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CORPORATE GOVERNANCE

and direction on important strategic initiatives and, at the same time, promotes effective and independent oversight of management and our business.

The Board’s Role in Risk Oversight

Our Board of Directors, as a whole and through its committees, serves an active role in overseeing the management of risks related to our business. Our officers are responsible for day-to-day risk management activities. The full Board monitors risks through regular reports from each of the committee chairs, and is apprised of particular risk management issues in connection with its general oversight and approval of corporate matters. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisers regularly and as required.

The Board, through its Audit Committee, also oversees the Company’s enterprise risk management program, which is administered by the Company’s legal and internal audit functions and facilitates the process of reviewing key external, strategic, operational and financial risks, including compliance and cybersecurity risks, as well as monitoring the effectiveness of the Company’s risk mitigation efforts. The Audit Committee receives semiannual reviews of the primary risks to the Company, as identified by senior management, and the Company’s mitigation plans related to these risks. As part of this risk management process, senior leaders conduct an evaluation twice per year of the severity of these identified risks and any changes to this risk level or the Company’s mitigation efforts since the last update provided to the Audit Committee. The severity of risks is measured based upon the potential adverse impact that could result, the immediacy of the threat, and the availability of mitigating factors, among other elements. Management may consult with outside consultants, such as legal counsel or cybersecurity advisors, in assessing risks to the Company and developing mitigation plans, and both the Audit Committee and the Board regularly receive reports from such outside experts in response to emerging or higher risk areas.

Board of Directors

● ● ● ●	● ●

Audit Committee

●
Serves an active role in overseeing the management of risks related to compliance and general operational matters, including without limitation, manufacturing, reimbursement, revenue recognition, international expansion and cybersecurity
●
Receives regular assessments of risk related to compliance, cybersecurity and operational matters and meets regularly with the functional leaders within the Company who manage such risks, including the Chief Compliance Officer, who also reports to the Audit Committee
●
Assesses management’s identification and management of its enterprise risks, and its plans to monitor, control and minimize any risk exposure
●
Responsible for primary risk oversight related to our financial reporting, accounting and internal controls, oversees risks related to our compliance with legal and regulatory requirements, and meets regularly with our internal auditors and our independent registered public accounting firm

Compensation, Nominating and Governance Committee

●
Oversees the assessment and management of risks related to our compensation plans, policies and overall philosophy and equity-based incentive plans, including reviewing whether these policies and practices create material risks and strategies to mitigate such risks
●
Oversees the assessment and management of risks related to our governance structure and Board composition, including Board leadership, and annual self-evaluation process to determine whether it, its members and its committees are functioning effectively
●
Oversees the Company’s management succession process through an annual review and evaluation session with the CEO, making recommendations regarding potential successors and professional development plans
●
Reviews and oversees over the Company’s ESG, climate change, diversity and inclusion and human capital management-related matters, including talent development, employee retention, and diversity initiatives

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Executive Compensation Risk

The CNG Committee identifies and considers risks related to our executive compensation, including during its review and approval of our executive compensation program. Our compensation programs are designed to reward our named executive officers and other employees for the achievement of our corporate strategies, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking, including through the application of our clawback policy. The CNG Committee has concluded that the current executive compensation program does not encourage inappropriate or excessive risk-taking. In making its determination, the CNG Committee noted that each executive officer’s direct compensation under our executive compensation program consists primarily of a fixed base salary, an annual incentive bonus opportunity and long-term equity incentive awards. Annual incentive bonuses are balanced with long-term equity incentives, which are subject to multi-year vesting schedules or only vest upon the achievement of strategic performance objectives.

Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore the Board’s leadership structure, as described under “Board Leadership Structure” above, was not affected by risk oversight considerations.

Committees of the Board of Directors

The Board has two standing committees: the Audit Committee and the Compensation, Nominating and Corporate Governance Committee. The written charters of these committees are available under “Corporate Governance” on our website at http://investors.glaukos.com. Additionally, the Board has formed an Equity Awards Committee, comprised of Mr. Burns, our Chairman and Chief Executive Officer, to approve equity grants to employees other than our senior leadership team, so long as such grants are within the guidelines established by our CNG Committee on an annual basis, and meet certain other limitations described in the Equity Awards Committee charter.

Director	Audit	Compensation, Nominating & Governance
Thomas W. Burns --Chairman--
Mark J. Foley --Lead Independent Director--		Chair
Marc A. Stapley	Chair
Aimee S. Weisner
David F. Hoffmeister
Gilbert H. Kliman, M.D.
Leana S. Wen, M.D.
Denice M. Torres

Independent Director	Financial Expert	Committee Member

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Audit Committee

Our Board of Directors determined that Messrs. Stapley and Hoffmeister, Ms. Weisner and Dr. Wen, who comprise our Audit Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the NYSE. Additionally, our Board of Directors has determined that each of Messrs. Stapley and Hoffmeister is an “audit committee financial expert” as defined by applicable SEC rules.

Primary Responsibilities
Committee Members: Marc A. Stapley (Chair) David F. Hoffmeister Aimee S. Weisner Leana S. Wen, M.D. Number of Meetings in 2022: 8
●
Appointing, evaluating, retaining, approving the compensation of, and assessing the independence of our independent registered public accounting firm.
●
Overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm.
●
Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures.
●
Overseeing our internal control over financial reporting, disclosure controls and procedures and code of conduct.
●
Monitoring our internal audit function and overseeing the internal auditor.
●
Reviewing and approving or ratifying any related person transactions.
●
Overseeing the Company’s enterprise risk management and mitigation program.
●
Monitoring specific Company risks including cybersecurity, manufacturing and compliance.
●
Preparing the Audit Committee report required by SEC rules.

The Company has a full-time internal audit function that reports to the Audit Committee and the Chief Financial Officer, and is responsible for, among other things, reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls. The Audit Committee engages, terminates, determines compensation for, and oversees the independent registered public accounting firm, reviews the scope of the audit by the independent registered public accounting firm and inquiries into the effectiveness of the Company’s accounting and internal control functions. The Audit Committee also approves or ratifies any related person transactions, as described under “Transactions with Related Persons” below.

In addition to overseeing our internal controls over financial reporting and the work of our independent registered public accounting firm, the Audit Committee, which is comprised solely of independent directors, also monitors our enterprise risk assessment and management efforts. The Audit Committee receives quarterly reports from management regarding operational risks facing our Company, including risks related to manufacturing, facilities and accounting. The Audit Committee also receives quarterly reports regarding our compliance with laws and regulations from our Chief Compliance Officer, who chairs the Company’s Compliance Committee and reports to the Audit Committee Chair. The Company’s Compliance Committee is comprised of senior representatives from our legal, commercial, operations, finance, human resources, and internal audit functions.

Additionally, the Audit Committee oversees the management of information and cybersecurity risk. Cybersecurity risk is a material component of our enterprise risk management program. We recognize the importance of maintaining the security of our information assets and the privacy of our employees, partners, customers and patients, and devote significant attention to information and cybersecurity controls and protections. While the Audit Committee reviews and oversees the Company’s information security efforts, senior leadership is responsible for the day-to-day management of cybersecurity risk and the design and implementation of policies, processes and procedures to identify and mitigate this risk. Glaukos’ security program is structured around the industry standards for security, including the National Institute of Standards and Technology (NIST) and the International Organization for Standardization, and we are working toward formal alignment with NIST standards by 2025. Our head of IT reports directly to the Chief Financial Officer, and reports to the Audit Committee on a semi-annual basis regarding the effectiveness of our information and cybersecurity program, its inherent risks, the plans and programs designed to address these risks and our progress in doing so.

Our cybersecurity response plan is comprised of our Written Incident Response and Security policies as well as our Disaster Recovery Plan, which collectively outline our approach for the urgent management, communication, and successful resolution of any known or suspected unauthorized access to our information systems. Company personnel also undergo information security awareness testing and annual training. Employees who fail our phishing tests are required to complete additional training. External parties, including cybersecurity firms, have assessed our information and cybersecurity program. We use these findings, along with employee testing results, to analyze the effectiveness of our

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program and to identify opportunities to address and remedy any residual information and cybersecurity risks. In addition, we maintain cyber insurance to provide coverage in the event of a data breach incident.

Compensation, Nominating and Governance Committee

Our Board of Directors determined that Mr. Foley, Dr. Kliman and Ms. Torres, who comprise our CNG Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the NYSE. In making its independence determination for each member of the CNG Committee, our Board of Directors considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Primary Responsibilities
Committee Members: Mark J. Foley (Chair) Gilbert H. Kliman, M.D. Denice M. Torres Number of Meetings in 2022: 4
●
Determining our Chief Executive Officer’s compensation.
●
Reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our other executive officers.
●
Overseeing and administering our cash and equity incentive plans.
●
Reviewing and making recommendations to our Board of Directors with respect to director compensation.
●
Reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure.
●
Preparing the compensation committee report.
●
Identifying individuals qualified to become members of our Board of Directors.
●
Recommending to our Board of Directors the persons to be nominated for election as directors at each annual meeting of stockholders.
●
Evaluating the composition of each of our Board’s committees and making recommendations to the Board of Directors for changes or rotation of committee members.
●
Overseeing an annual self-evaluation and peer review of our Board of Directors.
●
Overseeing ESG, climate change, diversity and inclusion and human capital management related matters.

The CNG Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. In 2020, the Board formed the Equity Awards Committee, comprised of Mr. Burns, our Chief Executive Officer, to approve equity grants to employees other than our senior leadership team so long as such grants are within the guidelines established by our CNG Committee on an annual basis and meet certain other limitations described in the Equity Awards Committee charter. The CNG Committee has no current intention to further delegate any of its responsibilities to a subcommittee. The CNG Committee may confer with the Board in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the Chief Executive Officer, the CNG Committee considers, among other things, the recommendations of the Chief Executive Officer.

Pursuant to its charter, the CNG Committee is authorized to retain or obtain the advice of compensation consultants, legal counsel or other advisors to assist in the evaluation of director and executive officer compensation or in carrying out its other responsibilities. The CNG Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant for fiscal 2022 to evaluate the existing executive and non-employee director compensation programs and perform the services that are described in the Compensation Discussion and Analysis section below. FW Cook did not provide any other services to the Company during fiscal 2022. In connection with the compensation consultant services provided by FW Cook, the CNG Committee has assessed the independence of FW Cook and does not believe its work has raised any conflict of interest.

The CNG Committee oversees the Company’s ESG efforts. As described below under the heading “ESG and Sustainability,” this ESG oversight by the CNG Committee was formalized by a December 2020 amendment to the CNG Committee’s charter as part of the Company’s enhancement of its overall sustainability program. The CNG Committee also retains direct oversight of the Company’s human capital management process, including the Company’s initiatives and efforts with respect to diversity and inclusivity; health, safety and wellness; philanthropy and volunteerism; training and development; and compensation and benefits. The CNG Committee also oversees the Board’s director evaluation process.

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CORPORATE GOVERNANCE

After ESG and human capital management oversight was added to the CNG Committee’s responsibilities, and based upon feedback received from a stockholder, the Board considered splitting the CNG Committee into separate committees: one overseeing compensation matters and another overseeing nominating and governance matters. After evaluating this matter, and in order to preserve the diversity of opinions of the current committee membership, the Board determined to retain the current CNG Committee structure, but increase the length of the quarterly meetings by 50% to ensure that the Committee had sufficient time to devote to all matters within its purview.

Meetings and Attendance

During fiscal 2022, our Board of Directors held four meetings, the Audit Committee held eight meetings and the CNG Committee held four meetings. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he or she served during the period he or she served in fiscal 2022. In addition, independent directors of our Board of Directors meet in regularly scheduled sessions without management.

It is the Board of Directors’ policy to invite and encourage directors to participate in our annual meeting of stockholders. All of our directors participated in our virtual annual meeting of stockholders held during fiscal 2022.

Succession Planning

The Board of Directors recognizes that advance planning for contingencies such as the departure, death or disability of the chief executive officer or other top executives is critical so that, in the event of an untimely vacancy, the Company has in place a succession plan to facilitate the transition to both interim and longer-term leadership. The designation of the chief executive officer, as in the case of other officers, is a decision for the Board of Directors. The Board, in a process overseen by the CNG Committee, reviews succession planning for the chief executive officer and other senior leaders on an annual basis.

Overboarding Policy

Our directors are generally limited to serving on the boards of directors of not more than four total public companies, including our Company, and any director who serves as an active chief executive officer or other executive officer of any public company, including our Company, is limited to serving on the board of directors of two total public company boards (including board service at the company where the director currently serves as chief executive officer). The Board may, in its discretion, approve additional board positions as it deems appropriate. Prior to accepting any position on the board of directors of any other organization, our directors must notify the Chairperson of the Board. Each member of our Board is currently in compliance with our overboarding policy. Our Governance Committee reviews this policy periodically as part of its annual review of our Corporate Governance Guidelines, and reviews each director’s total board service annually.

Board Evaluation Process

The CNG Committee is responsible for overseeing the annual performance evaluation of our Board, which is a multi-step process designed to evaluate the performance of our Board, each of its committees and each individual director, as follows:

Step 1: Evaluation Questionnaire

Annually, each director completes an evaluation of the full Board. The evaluation is intended to provide each director with an opportunity to evaluate performance for the purpose of improving Board and committee processes and effectiveness. The detailed evaluation questionnaire, which is administered by the Company’s legal department, seeks quantitative ratings and qualitative comments in key areas of Board practice, and asks each director to evaluate how well our Board and its committees operate and to make suggestions for improvements. These key areas include Board composition and director participation, meeting procedures, materials and format, allocation and delegation of responsibilities among our Board and its committees and adequacy and availability of resources.

22  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

CORPORATE GOVERNANCE

Step 2: Individual Interview

After completion of the evaluation questionnaires, individual oral peer evaluation interviews are facilitated by the Company’s General Counsel regarding the engagement and performance of the full Board and each individual director. This interview is conducted to assess the contribution and execution of each director and to ascertain feedback on strengths and opportunities for improvement among the directors. The feedback received during these interviews is conveyed, on an anonymous basis, to the directors it regards.

Step 3: Board Summary and Recommendations Implemented

The results are presented to the full Board, on an anonymous basis, for candid discussion and feedback. After receiving feedback resulting from the Board discussion, the CNG Committee recommends improvements for the Board to consider implementing, as needed.

Consideration of Director Candidates

Our Board of Directors and the CNG Committee will consider director candidates recommended for election to the Board of Directors by stockholders in the same manner and using the same criteria as that used for any other director candidate. The CNG Committee has not established any specific minimum qualifications that must be met by a director candidate. In evaluating a director candidate, the CNG Committee will consider whether the composition of the Board reflects the appropriate balance of independence, sound judgment, business specialization, understanding of our business environment, willingness to devote adequate time to Board duties, technical skills, diversity and other background, experience and qualities as determined by the CNG Committee. While our Board of Directors has no formal policy for the consideration of diversity in identifying director nominees, the CNG Committee seeks to have a board of directors that will collectively represent a diversity of backgrounds and experience and will endeavor to include women and individuals from minority groups in the qualified candidate pool from which any new director candidates will be drawn. We currently have three female directors, one director who self-identifies as Asian and one director who self-identifies as Hispanic.

Stockholders who wish to recommend a director candidate for consideration by the CNG Committee and the Board should submit their recommendation in writing to the Board no later than January 1 prior to the next annual meeting of stockholders together with the following information: (1) the name and address of the stockholder as they appear on the Company’s books or other proof of share ownership; (2) the class and number of shares of common stock of the Company beneficially owned by the stockholder as of the date the stockholder submits the recommendation; (3) a description of all arrangements or understandings between the stockholder and the director candidate and any other person(s) pursuant to which the recommendation is being made; (4) the name, age, business address and residence address of the director candidate and a description of the director candidate’s business experience for at least the previous five years; (5) the principal occupation or employment of the director candidate; (6) the class and number of shares of common stock of the Company beneficially owned by the director candidate; (7) the consent of the director candidate to serve as a member of our Board of Directors if elected; and (8) any other information that would be required to be disclosed with respect to such director candidate in solicitations for proxies for the election of directors pursuant to applicable rules of the Securities and Exchange Commission (“SEC”). The CNG Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board of Directors.

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the CNG Committee as described above) must deliver written notice to our Secretary in the manner described in our Amended and Restated Bylaws (“Bylaws”), and as described further under “Proposals of Stockholders and Director Nominations for 2023 Annual Meeting” below.

Director Onboarding and Education

When a new director is appointed to our Board, such as our two newest directors who joined in 2021, we conduct a robust onboarding process to ensure they have sufficient knowledge of the Company to perform effectively in their role. This includes substantive individual meetings with department heads to provide an overview of the Company, including its products, finances, governance, strategy and industry, as well as an introduction to the Company’s relevant policies and regulatory obligations, and Board member fiduciary duties and legal responsibilities.

To provide ongoing education throughout Board members’ tenures, the Company holds annual strategy sessions to provide information on products and the industry, and updates on relevant matters such as regulatory changes. Each Board member also receives a subscription to the National Association of Corporate Directors so they can remain up to date on current issues concerning boards and directors nationwide, and various experts, such as outside attorneys or financial consultants, are brought to meetings periodically to present on topics of import to the Company.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  23

CORPORATE GOVERNANCE

Communications with the Board of Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate directly with members of the Board of Directors, the independent directors or the Chairman of the Board of Directors by submitting a communication in an envelope marked “Confidential” addressed to the “Board of Directors,” “Independent Members of the Board of Directors,” or “Chairperson,” as applicable, at: Glaukos Corporation, One Glaukos Way, Aliso Viejo, California 92656. In addition, if requested by stockholders, when appropriate, the Chairperson of the Board or Lead Independent Director will also be available for consultation and direct communication with stockholders.

Policy on Pledging and Hedging of Company Shares

As part of our Policy on Insider Trading and Tipping adopted by our Board of Directors and applicable to our directors, officers and employees, their immediate family members sharing the same household and any entities such as trusts, partnerships, or corporations over which they have or share voting or investment control (collectively, “Insiders”), Insiders are not permitted to engage in any short sale of Glaukos securities, pledge shares as collateral for a loan or margin Glaukos securities in a margin account or purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Glaukos securities.

Code of Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A current copy of the code is posted under “Corporate Governance” on our website at http://investors.glaukos.com. To the extent required by rules adopted by the SEC and NYSE, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website at www.glaukos.com.

ESG and Sustainability

For Glaukos, ESG represents a path to sustainable, long-term growth and value. We strive to improve our societal, environmental and community impact by challenging ourselves to enhance our existing, and develop new, processes and initiatives in areas including employment practices, diversity, ethics, patient safety, affordability, product quality and innovation, data security and climate impact. Over the course of 2022, we continued to invest significant time and resources into achieving the meaningful goals we set for ourselves in 2021 relating to the environmental, social and governance matters that are most important to our employees, investors and other stakeholders. Our cross-functional Sustainability Council, which is led by executive management and overseen by the CNG Committee of the Board focused on increasing transparency around our ESG efforts and accomplishments. Continuing to grow and enhance our ESG policies and programs is a key priority for us now and in the future, which we believe will benefit all our stakeholders: our employees, customers, patients, investors and communities.

24  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

CORPORATE GOVERNANCE

In April 2023, we published our fourth annual sustainability report covering the 2022 calendar year (“2022 Sustainability Report”). The 2022 Sustainability Report is posted under “Corporate Governance” on our website at http://investors.glaukos.com, and references the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) frameworks. We hope that our 2022 Sustainability Report reflects our dedication to continuous improvement and transparency. Below are highlights of our accomplishments, metrics and progress in 2022:

Environmental
●
On track to achieve ISO 14001 Certification for Burlington manufacturing facility
●
Moved to create greenhouse gas (GHG) inventory for scope 1 and 2 GHG emissions data (completed in early 2023 and disclosed in 2022 Sustainability Report)

Product Safety	● Zero product recalls ● Completion of drug manufacturing facility in San Clemente ● Deployed new digital quality management system platform
Diversity & Inclusion
●
38% gender diversity on our Board
●
25% underrepresented communities on our Board
●
Hosted two employee events for women, focused on women’s experiences and insights
●
43% ethnically diverse U.S. workforce
●
36% female senior management team
●
DEI Forum identified three areas of focus for initiatives

Cybersecurity	● 100% of Glaukos users completed cybersecurity training ● 100% of employees who failed phishing tests completed additional training ● Moving toward formal alignment with NIST standards
Human Capital Management
●
Over 3,200 hours of documented learning and development completed by employees
●
Launched DARE awards to recognize employees who exemplify our values
●
Expanded parental leave to all full- and part-time employees globally
●
Supported over 175 families worldwide through holiday “adopt-a-family” programs

Access & Affordability
●
$9.6 million in product donations in 2022 to benefit underserved patients worldwide
●
Partnered with 120 humanitarian organizations in 48 countries to supply products and financial support
●
Launched Glaukos Patient Services program to help keratoconus patients navigate diagnosis through treatment

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  25

EXECUTIVE OFFICERS OF THE COMPANY

EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth certain information regarding our executive officers as of April 5, 2023:

Name	Age	Position
Thomas W. Burns	62	Chairman of the Board & Chief Executive Officer
Joseph E. Gilliam	47	President & Chief Operating Officer
Alex R. Thurman	53	Senior Vice President & Chief Financial Officer
Tomas Navratil	46	Chief Development Officer

See “Proposal One — Election of Directors” for information concerning the business experience of Mr. Burns. Information concerning the business experience of our other executive officers is set forth below.

Joseph E. Gilliam

Mr. Gilliam has served as our President and Chief Operating Officer since April 2022. Previously, he served as our Chief Financial Officer and Senior Vice President, Corporate Development from May 2017 to April 2022. He was responsible for the Company’s accounting, financing, business development, information technology, investor relations, regulatory, internal audit and quality franchises prior to his recent appointment. From 2013 to May 2017, he was a Managing Director in the Healthcare Investment Banking group at JPMorgan, where he led the Glaukos initial public offering for the firm. From 2000 to 2013, Mr. Gilliam held positions of increasing responsibility at JPMorgan and its predecessor organizations The Beacon Group and Chase Manhattan, with experience spanning mergers and acquisitions, primary and secondary public equity offerings, bank lending, bond offerings and other transactions. He started his career at PricewaterhouseCoopers LLP. Mr. Gilliam currently serves on the board of directors of Caris Life Sciences. Mr. Gilliam has a B.S. in accounting from the Kelly School of Business at Indiana University.

Alex R. Thurman

Mr. Thurman has served as our Senior Vice President & Chief Financial Officer since April 2022. Mr. Thurman initially joined Glaukos in July 2016 as Vice President, Global Tax and Administration and served as our Vice President, Finance from December 2016 to April 2022. He has been instrumental in building out the company’s finance organization by overseeing significant growth of the finance team, navigating the transition to SOX compliance, instituting the financial infrastructure to serve 17 new international direct sales markets and leading the integration of the company’s new ERP system from a financial perspective. Prior to Glaukos, he held increasingly responsible financial and tax leadership positions over 20 years at Allergan, Inc., Deloitte and Arthur Andersen. Mr. Thurman has a B.S. in accounting and Master of Accountancy in tax from Brigham Young University and received a CPA license (inactive) from the state of California.

Tomas Navratil

Dr. Navratil has served as our Chief Development Officer since April 2022. Previously, he served as our Senior Vice President, Research and Development from October 2020 to April 2022. He has nearly 20 years of experience in ophthalmic drug and medical device R&D and regulatory affairs spanning new chemical entities, novel medical devices, sustained release drugs and novel routes of administration, Phase 1-4 clinical programs, and regulatory submissions to the U.S. Food & Drug Administration, the European Medicines Agency, and regulatory authorities in Asia Pacific. From 2017 to October 2020, Dr. Navratil served in several leadership positions at the Nicox Group, including general manager of Nicox Ophthalmics, Inc. and executive vice president and global head of R&D for Nicox S.A. Prior to joining Nicox, he served as senior vice president of development at Envisia Therapeutics and Liquidia Technologies. Prior to those positions, Dr. Navratil held several director-level positions in drug discovery, clinical research and development, and medical affairs at Parion Sciences and Inspire Pharmaceuticals. He has been issued multiple patents and authored multiple publications on ocular and pulmonary drug delivery and product development. Dr. Navratil was a Morehead Scholar and received his B.S. and Ph.D. in chemistry from the University of North Carolina at Chapel Hill

There are no family relationships between or among any of our executive officers or directors.

26  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

PROPOSAL 2 — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 2 — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR” APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was amended pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined below under the heading “Compensation Discussion and Analysis”) as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to:

√

Attract and retain top-caliber executives
Executives receive base salaries and employee benefits that are market competitive and that permit us to hire and retain highly skilled individuals at all levels;

√

Pay for performance
A significant portion of the annual compensation for our executive leadership team is based on the company’s annual business performance and each individual’s contribution to that performance;

√

Reward both near-term results and long-term growth
Our compensation programs provide the opportunity to our executive leadership to be rewarded for achievement of both near-term and long-term value-generating results;

√	Align compensation with business performance A significant portion of our executive leadership team’s compensation is tied to measures of performance for our business;
√	Align compensation with stockholder interests The interests of our executive leadership team are linked with those of our stockholders through the risks and rewards of ownership of Glaukos stock; and
√	Reinforce succession planning process The overall compensation program for our executive leadership team supports our robust succession planning process.

We urge stockholders to read the “Executive Compensation” section beginning on page 29 of this Proxy Statement which describes in more detail the key elements of our executive compensation program. The CNG Committee and the Board of Directors believe that our executive compensation program is appropriately designed to achieve the Company’s business objectives and create long-term value for our stockholders. Accordingly, we ask our stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as set forth under “Executive Compensation,” including the Compensation Discussion and Analysis, Summary Compensation Table and the related compensation tables and narrative disclosure in this Proxy Statement for the 2023 Annual Meeting of Stockholders.”

The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the CNG Committee. However, the CNG Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

We intend to provide our stockholders with an opportunity to approve the compensation of the Company’s Named Executive Officers each year at the annual meeting of stockholders.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  27

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives of our executive compensation program and provides disclosure about the elements of compensation earned by and awarded to each of the executive officers identified in the “Summary Compensation Table,” whom we refer to in this section as our “Named Executive Officers” or “NEOs.” It also describes the philosophy of, and process followed by, our CNG Committee in making compensation decisions and setting compensation policy for our Named Executive Officers.

28  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

2022 Named Executive Officers

Our Named Executive Officers for fiscal year 2022 were:

•	Thomas W. Burns: Chairman and Chief Executive Officer (formerly President and Chief Executive Officer)
•	Joseph E. Gilliam: President and Chief Operating Officer (formerly Chief Financial Officer)
•	Alex R. Thurman: Senior Vice President and Chief Financial Officer (formerly Vice President, Finance)
•	Tomas Navratil: Chief Development Officer (formerly Senior Vice President, Research and Development)
•	Chris M. Calcaterra: Executive Vice President, Global Commercial Operations (formerly Chief Operating Officer)

Effective April 1, 2022, Mr. Gilliam was promoted to the role of President and Chief Operating Officer, after having served as the Company’s Chief Financial Officer and Senior Vice President, Corporate Development, since May 2017. Also on April 1, 2022, Mr. Thurman was promoted to the role of SVP and Chief Financial Officer and Mr. Navratil was promoted to the role of Chief Development Officer.

Effective April 1, 2022, Mr. Calcaterra became the Company’s Executive Vice President, Global Commercial Operations, and ceased to serve as an executive officer of the Company. This Compensation Discussion and Analysis primarily focuses on the compensation paid or awarded to those NEOs who served during 2022 and are continuing as executive officers of the Company.

2022 Say-on-Pay Stockholder Support and Engagement
			2022 Accomplishments
2022	2021	2020
93%	93%	92%

Over 93% of our voting stockholders approved our executive compensation program at our 2022 Annual Meeting. As part of our annual stockholder engagement process, we spoke with the holders of approximately 65% of our outstanding shares in our Fall 2022/Winter 2023 outreach campaign. The feedback we have received from our stockholders, and the actions we have taken in response to that feedback, is described in the section above entitled “Stockholder Engagement and Responsiveness.” Our CNG Committee considers the input provided by our stockholders in shaping our executive compensation program and making compensation decisions.

Overall, we are proud of our performance in 2022 as our results exceeded our initial expectations and reflect solid execution globally across our Glaucoma and Corneal Health franchises in the face of challenges created by both reduced physician and facility payment rates for the procedures associated with our products and the global macroeconomic environment. This performance reflects the continued dedication and resiliency of our teams around the globe who remain steadfastly committed to their work. Our ability to execute our plans illustrates not only our effective ongoing response to the current market environment, but also reflects the progress we continue to make towards our broader strategic vision.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  29

EXECUTIVE COMPENSATION

2022: STRONG EXECUTION, PERFORMANCE AND MILESTONE ACHIEVEMENT DESPITE CHALLENGES

Consider our key 2022 accomplishments:

●
One, we showcased the resiliency of our U.S. Glaucoma combo-cataract franchise in the face of significant reimbursement challenges caused by reduced payment rates.
●
Two, we strengthened our core franchises with the U.S. commercial introduction of several novel ophthalmic technologies, including iAccess, iPrime, and iStent infinite.
●
Three, we continued to grow and expand our International Glaucoma and Corneal Health businesses.
●
Four, we advanced our near-term pipeline, most notably with the positive iDose TR Phase 3 topline data that serves as the basis for an NDA submission.
●
Five, we progressed earlier-stage R&D programs with two Phase 2 iLution studies and other pre-clinical program developments.

●
Six, we focused our operating expenses on areas that we believe will ultimately benefit our stockholders the most; namely, in advancing our pipeline programs like iDose TR and iLution, as well as prudently investing in our commercial infrastructure. In addition, we managed our actual expense spending such that it came in ~$9 million below our operating plan level.
●
And finally, we expanded our global operations and infrastructure to support our long-term growth goals with the buildout of our new headquarter campus in Aliso Viejo, our cornea innovation center outside Boston, and our state-of-the-art hybrid pharmaceutical manufacturing facility in San Clemente.

Our achievements in 2022 leave us excited about our prospects and well-positioned for the next phase of our pioneering journey. We believe the strong financial profile and capital position we’ve built provides a solid foundation that has allowed us to remain on offense when it comes to successfully investing for our future, leaving us well-positioned for the next phase of our pioneering journey.

30  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

ATTRACTIVE FINANCIAL PROFILE PROVIDE SOLID FOUNDATION

1.	2022 Non-GAAP Gross Margin. For 2022 GAAP to non-GAAP reconciliation, see Appendix A to this Proxy Statement.
2.	2015 as of 6/30; 2022 as of 12/31

Executive Compensation Highlights

●
Our CEO’s 2022 target total direct compensation was reduced by ~10%, which included more than a 13% reduction to our CEO’s 2021 annual equity grant value to recognize Glaukos’ stock price decline during 2021. Resulting 2022 CEO target total direct compensation was below the median of our peer group.
●
Three of our NEOs were promoted in 2022 as part of our long-term succession planning, which resulted in larger-than-normal salary and target bonus increases. Our President and COO was also granted a one-time special promotion grant to recognize the significance of his new role and responsibilities.
●
2022 bonuses were paid according to the bonus plan’s formulaic funding, with no discretionary adjustments.
●
ESG goals were added to our 2022 bonus plan in response to shareholder feedback to link ESG with executive compensation.
●
50% of our CEO’s 2022 equity awards are performance-based and earned for achievement of pre-determined development milestones for designated pharmaceutical products.

●
The design of our 2023 performance-based equity awards require a minimum three-year performance period before any shares are earned in response to shareholder feedback.
●
We believe the decline in stock price during 2021 was influenced in large part by an external event that did not result from Company operations or performance; namely, the publication by the U.S. Centers for Medicare & Medicaid Services (“CMS”) of proposed rules reducing 2022 payment rates for physicians and facilities when providing services using our iStent family of products in conjunction with cataract surgery. The proposed 2022 reduced payment rates were released on July 13, 2021 and our stock price fell from a closing price of $73.57 on July 13 to a closing price of $57.82 the next day on July 14 (i.e., over 20% single day reduction). Our stock price declined further through the remainder of 2021.
●
U.S. sales of our glaucoma products were adversely impacted by the reduced CMS payment rates throughout 2022. Although Wall St. analysts predicted an ~35% reduction in our U.S. glaucoma sales due to the negative payment rate change, we only experienced a 15% reduction.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  31

EXECUTIVE COMPENSATION

COMPENSATION BEST PRACTICES
What We Do	What We Don’t Do
Incorporate Stockholder Feedback into Compensation Program Design	Excise Tax Gross-Ups
Multiple Performance Metrics and Time Horizons for Long Term Incentive Compensation and Bonus Plan	Repricing or Buyouts of Stock Options
Cap Executive Bonus Program at 200% of target	Uncapped Incentives
Annual Independent Compensation Risk Review	Hedging, Derivatives, Pledging or Margin Accounts
Double-Trigger Change in Control	Single-Trigger Cash Severance Payments upon a Change in Control
Share Ownership Guidelines (6x base salary for Chief Executive Officer)	Employment Contracts
Clawback Policy	Dividends or Dividend Equivalents on Unearned or Unvested Equity Awards
Independent Compensation Consultant
Limited Perquisites

Executive Compensation Program and Objectives

Our executive compensation program for 2022 was intended to:

Attract and retain top-caliber executives
Executives receive base salaries and employee benefits that are market competitive and that permit us to hire and retain highly skilled individuals at all levels;

Pay for performance
A significant portion of the annual compensation for our executive leadership team is based on the company’s annual business performance and each individual’s contribution to that performance;

Reward both near-term results and long-term growth
Our compensation programs provide the opportunity to our executive leadership to be rewarded for achievement of both near-term and long-term value-generating results;

Align compensation with business performance
A significant portion of our executive leadership team’s compensation is tied to measures of performance for our business;

Align compensation with shareholder interests
The interests of our executive leadership team are linked with those of our shareholders through the risks and rewards of ownership of Glaukos stock; and

Reinforce succession planning process
The overall compensation program for our executive leadership team supports our robust succession planning process.

Our 2022 executive compensation program was comprised of three key elements, each of which was designed to further the program objectives listed above: (1) base salary; (2) annual bonus that is earned upon achievement of specified corporate and/or individual goals; and (3) long-term incentive compensation in the form of equity awards that are subject to both performance-based and time-based vesting requirements. We also provide 401(k) retirement benefits, an executive deferred compensation plan, executive physical, and severance benefits to our senior leadership team, including our NEOs.

32  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

Primary Compensation Elements

BASE SALARY	ANNUAL BONUS	LONG-TERM INCENTIVES

	Element	Description	Primary Design Objective
FIXED	Base Salary	● Annual fixed cash compensation	● Enables us to attract and retain top talent. Provide compensation for functional expertise and day-to-day responsibilities
AT RISK COMPENSATION	Annual Incentive (Performance Bonus)
●
CEO payout evaluated based 100% on achievement of corporate objectives
●
Other NEO payout evaluated based 75% on corporate objectives and 25% on individual objectives
●
Corporate goals are comprised of financial results, progress on product R&D and clinical trial goals, and achievement of ESG goals
●
Executive equity election to receive bonus opportunity in restricted stock units or stock options

●
Align executive pay with the achievement of short-term business objectives and performance expectations that are designed to help the Company achieve long-term strategic objectives and create long-term value for stockholders
●
Emphasize financial results by making them a key factor in determination of bonus, ensuring all NEO bonuses are tied to achievement of objective top-line sales growth target while controlling expenses
●
Equity election incorporates stock price performance into bonus payment value. 15% premium added to provide incentive to convert bonus into equity, preserving cash for growth

Long-Term Incentive
●
CEO’s 2022 equity award provided 50% in performance-based equity and in 50% in time-based equity
●
1/3 of the value of the long term incentive awards for our other NEOs was allocated to performance-based equity; remainder is in time-based equity
●
Performance-based equity only vests based on the achievement of pre-determined targets aligned with the Company’s goals
●
Time-based options and RSUs vest over 4 years

●
Link the interests and risks of executives with those of our stockholders
●
Promote executive focus on long-term company performance through stock price and long-term operating performance that is expected to build long-term shareholder value
●
Time-based equity award vesting provides a retention incentive that is aligned with shareholders, even during periods of stock price volatility

The largest component of our compensation program is long-term incentive awards. When combined with the target annual incentive award, the vast majority of executive compensation is “at risk,” or, in other words, dependent on the accomplishment of the Company’s business and financial objectives or the performance of the Company’s stock (or both, in the case of annual bonus awards granted in equity and performance-based equity). In the case of Mr. Burns, 88% of his 2022 target compensation is “at risk.” For our other Named Executive Officers, 84% of their average target compensation is “at risk.”

MR. BURNS	OTHER NEO’S

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  33

EXECUTIVE COMPENSATION

Role of the Compensation, Nominating and Governance Committee

Pursuant to its charter, the CNG Committee has the authority to determine the amount of compensation given to each of the Named Executive Officers, as well as the overall executive compensation program. The CNG Committee annually evaluates the performance of each of the NEOs and determines compensation levels based on its performance evaluation. The CNG Committee also, among other things, reviews and approves our executive compensation elements, plans and policies, and is responsible for administering our equity incentive plans, including approving award grants under the plans. Executive compensation and senior management equity award grants are also approved by our Board of Directors as a whole. In performing its duties, the CNG Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other members of management, including the Named Executive Officers. The CNG Committee is also authorized to approve any severance benefits, deferred compensation and change-in-control benefits or any perquisites offered to our Named Executive Officers.

All CNG Committee members are deemed independent under applicable NYSE rules. None of our Named Executive Officers is a member of our CNG Committee or otherwise had any role in determining the compensation of our other NEOs, other than the Chief Executive Officer’s recommendations to the CNG Committee as to the compensation of the other Named Executive Officers.

Role of the Compensation Consultant

Pursuant to its charter, the CNG Committee is authorized to retain or obtain the advice of compensation consultants, outside counsel, experts or other advisors to advise the CNG Committee with respect to amounts or forms of executive compensation or in carrying out its other responsibilities. For 2022, the CNG Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The CNG Committee was directly responsible for the appointment and oversight of the compensation consultant. During 2022, FW Cook provided no services to Glaukos or its management other than its compensation consulting services provided in its capacity as the CNG Committee’s independent advisor on executive and non-employee director compensation.

In connection with the compensation consultant services provided by FW Cook in 2022, the CNG Committee assessed the independence of FW Cook pursuant to the SEC and NYSE rules and concluded that no conflict of interest exists.

Peer Companies

Below is a listing of the peer group companies used by the CNG Committee for 2022 comparative compensation purposes (“2022 Peer Group”). The CNG Committee’s objective in selecting this peer group was to include a group of comparably-sized public companies in the life sciences sector, with an emphasis on biotechnology and drug development companies with commercialized products. We generally targeted peer companies in this field that had reported annual revenues of less than $1.5 billion (approximately 5x our 2021 revenue), and held a market capitalization between $900 million and $15 billion (approximately 0.25x to 4.0x our market capitalization at the time of analysis). The CNG Committee believes that use of these criteria identifies the Company’s peers both for executive talent as well as for capital investment, based on the growth profile of the Company.

The 2022 Peer Group included the following 19 companies:

2022 Peer Group
Aerie Pharmaceuticals	Globus Medical	Integra LifeSciences	Nevro
AtriCure	Haemonetics	Invitae	Nuvasive
Cardiovascular Systems	ICU Medical	iRhythm Technologies	Repligen
CONMED	Inspire Medical	Masimo	Tandem Diabetes
CryoLife	Insulet	Natera

The peer group used for 2022 executive compensation decisions was set in June 2021, prior to the Company’s stock price drop in July 2021 related to the announcement of proposed CMS payment rates. In May 2022, our CNG Committee conducted its annual review of our peer group and made revisions to recognize Glaukos’ then-current market capitalization (“2023 Peer Group"). The 2023 Peer Group targeted companies that had market cap greater of ~$5 billion or less and resulted in Glaukos’ market cap being near the 2023 Peer Group median at the time of the review.

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The 2023 Peer Group included the following 18 companies:

2023 Peer Group
Aerie Pharmaceuticals	CareDx	Inspire Medical	Nevro
Artivion	CONMED	Integra LifeSciences	Nuvasive
AtriCure	Fulgent Genetics	Invitae	Vericel
Axonics	Haemonetics	iRhythm Technologies
Cardiovascular Systems	ICU Medical	Lantheus

The CNG Committee reviews the peer group data as a reference point in assessing compensation decisions for the Named Executive Officers using its business judgment. Other factors considered when determining compensation levels include our objective of attracting and retaining highly qualified executives, and our goal of rewarding top performers to motivate and encourage high achievement. Finally, the CNG Committee notes that due to the rather narrow slice of the ophthalmology field within which the Company operates, the targeted talent pool from which to attract skilled leadership is narrow. As such, it will continue to revisit and revise its peer group in future years to ensure the Company remains competitive in its continuing recruitment and retention efforts.

Material Elements of Compensation

Base Salary

We provide an annual base salary to each of our Named Executive Officers to compensate them for performing their day-to-day services during the year. Salaries are reviewed annually by the CNG Committee and may be adjusted for the following year based on a variety of quantitative and qualitative factors, including each executive’s job responsibilities, experience, performance, and competitive market levels, as well as the recommendations of our CEO (except with respect to his own salary). No NEO is entitled to any automatic base salary increases.

In setting 2022 base salaries, the CNG Committee considered numerous factors regarding our Named Executive Officers’ performance during 2021, including strong operational performance, advancing development of our key pipeline products, which are the greatest driver of long-term growth for the Company and its shareholders, and managing the Company through the adverse effects of the continuing pandemic caused by COVID-19 and its variants. The CNG Committee also took into account the leadership changes in support of our succession planning that occurred at the beginning of 2022. These factors are explained below.

Leadership Changes	● Mr. Gilliam was promoted to President and Chief Operating Officer ● Mr. Thurman was promoted to SVP & Chief Financial Officer ● Mr. Navratil was promoted to Chief Development Officer
High Performance	● 30% increase in year-over-year net sales in 2021
Pipeline Advancement
●
Submittal of 510(k) clearance application for iStent infinite standalone stent to the U.S. Food & Drug Administration (“FDA”)
●
Completion of patient enrollment in Phase 3 clinical study for iDose TR drug delivery system
●
iPrime clearance

Pandemic Management
●
Maintained supply to customers despite supply challenges caused by worldwide labor and materials shortages and increased costs
●
Achieved impressive operational results utilizing a majority remote workforce, and implemented a return-to-work strategy in early 2022

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The chart below shows the change in each Named Executive Officer’s base salary from fiscal 2021 to fiscal 2022.

	2021 Base Salary	2022 Base Salary	Increase (Decrease)	Increase (Decrease)
Named Executive Officer	($)	($)	($)	(%)
Thomas W. Burns	702,000	730,000	28,000	4.0
Joseph E. Gilliam	456,034	505,000	48,966	10.7
Alex R. Thurman	285,313	365,000	79,687	27.9
Tomas Navratil	350,000	400,000	50,000	14.3
Chris M. Calcaterra	461,034	100,000	(361,034)	(78.3)

Even after giving effect to these changes, the base salary of each NEO was near or below the median for the comparable position in our peer group.

Annual Bonus

We provide our senior leadership team, including our Named Executive Officers, with a performance-based annual bonus opportunity. The purpose of this annual bonus is to provide competitive incentives for those employees who contribute to the Company’s success, and to align our executives’ short-term compensation opportunity with the Company’s business objectives and performance expectations. The annual bonus opportunity helps further our compensation objective of aligning a portion of executive pay with achievement of the Company’s short-term goals, which are designed to help the Company achieve its long-term strategic goals and create long-term value for our stockholders. We believe this allows us to compete for top talent and encourages our executives to perform at a high level by providing a near-term reward for that performance.

Annual Bonus Targets

The chart below indicates the target bonus opportunity for each of our Named Executive Officers for 2022, which is stated as a percentage of base salary. The target bonus was not changed from the 2021 level for our CEO, but was increased for each of our other continuing NEOs to reflect the promotion each received at the time 2022 compensation was set in early 2022. For 2022, total target cash (which consists of base salary and target bonus opportunity) for each of our NEOs was near the median for comparable positions in our peer group. Bonuses are capped at 200% of target for each executive. Due to his change in role effective April 1, 2022, Mr. Calcaterra was not eligible to receive a bonus for 2022.

	2021 Target	2022 Target
	Bonus (% of	Bonus (% of	2022 Target
Named Executive Officer	Base Salary)	Base Salary)	Bonus ($)
Thomas W. Burns	100%	100%	730,000
Joseph E. Gilliam	65%	70%	353,500
Alex R. Thurman	35%	60%	219,000
Tomas Navratil	40%	60%	240,000

Bonus Equity Election

Under our 2022 bonus plan, our executives can elect to receive all or a portion of their annual bonus in the form of stock options or RSUs in lieu of cash. The election is made at the start of the year, so that the final value of the bonus payout increases or decreases based on both achievement of bonus targets and stock price performance, and creates an opportunity for our executives to further align their interests with those of our stockholders.

To provide additional incentive for executives to elect equity and preserve cash and to create further alignment between our executives’ and stockholders’ interests, there is a 15% premium component to the conversion from the dollar value of the target bonus to the number of RSUs or stock options granted. The 15% premium was modeled on the 15% discount provided to employees who purchase shares of our common stock under the Glaukos Employee Stock Purchase Plan. If an executive elected to convert his or her cash bonus opportunity into an equity award, then the executive would be granted a one-year performance stock unit or performance option award with respect to the targeted number of shares having a

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grant date value equal to the amount of the executive’s cash-denominated target bonus, plus the 15% premium to provide an incentive to convert cash to equity.

The number of RSUs or options that ultimately vest would be determined in the same manner as the cash bonuses that became payable under our 2022 bonus plan described above (i.e., the number of RSUs or options that vests is performance-contingent so that the percentage that vest will be the same as the payout percentage for target cash bonuses; in other words, if bonuses were earned at 90% of target, then 90% of the target bonus RSUs or options would vest).

As set forth in the table below, for 2022 our CEO, Mr. Burns, elected to receive the full non-deferred portion of his annual bonus in options, and Mr. Thurman elected to receive the full amount of his annual bonus in RSUs. Additionally, Mr. Burns elected to defer 80% of his 2022 annual bonus payout pursuant to the Company’s Non-Qualified Deferred Compensation Plan. The deferred portion of Mr. Burns’ annual bonus payout is included in full in all tables and calculations within this Compensation Discussion and Analysis.

Named Executive Officer	2022 Target Bonus ($)	Portion of Target Denominated in Cash ($)	Portion of Target Denominated in Equity with 15% Premium ($)	Number of Target Options Granted (#)	Number of Target RSUs Granted (#)
Thomas W. Burns	730,000	584,000	167,900	5,563	-0-
Alex R. Thurman	219,000	-0-	251,850	-0-	4,144

The target number of bonus stock options granted to Mr. Burns and the number of RSUs granted to Mr. Thurman were calculated based upon the closing price of the Company’s common stock ($60.78) on the date of grant, April 1, 2022. For option grants, the target bonus opportunity was converted into a number of target options using the Black Scholes value on the date of grant.

Award Design

The 2022 bonus plan was designed so that the Chief Executive Officer’s bonus was based 100% on the achievement of corporate objectives, while the other NEOs’ bonuses were based 75% on corporate objectives and 25% on individual performance. This structure reflects the Chief Executive Officer’s ultimate accountability for corporate performance during the year, while other executives with narrower responsibility are also accountable for performing their own functions.

Executive	% Corporate Objectives	% Individual Objectives
Chief Executive Officer	100%	—%
Other Named Executive Officers	75%	25%

The earnout for revenue is subject to interpolation between the points shown. The Milestone Goals and Individual performance may be scored above target based on the quality of achievement including timeliness, degree of success, and assessment of value creation that results.

Corporate Objectives

The Company’s corporate objectives for 2022 were established by the CNG Committee and the Board in March 2022, in consultation with our management team. Each objective was weighted to signify its importance to our short-term and long-term success and strategy. These goals were designed to be challenging but achievable and to align with the Company’s strategic plan and operating budget.

Our 2022 corporate objectives included financial and product development milestones and also included an ESG goal. The financial objectives reflect the importance of continued strong, but disciplined, growth of the Company and the Company’s goal of transforming vision with novel therapies that improve outcomes for patients suffering from chronic eye

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disease. Our two product development-related business goals were selected to emphasize the significance of pipeline progress for an innovation-oriented growth company. The products underlying these strategic goals represent opportunities for the Company to expand its market with products that have the potential to offer significant advantages over the current standard of care. Our ESG-related business goal was added in 2022 in response to shareholder feedback to see a tie between the Company’s sustainability achievements and executive compensation, and reflects our commitment to continuous improvement as a responsible corporate citizen for the benefit of our patients, our investors and all other stakeholders.

Financial Objectives

Consistent with the Company’s goal of achieving continued growth, 50% of the 2022 bonus plan was earned based on our net sales for 2022. The CNG Committee set a net sales target of $274.6 million in 2022, which reflects a 6.6% decrease from the Company’s 2021 actual net sales of $294.0 million.

When setting the 2022 bonus target, the CNG Committee considered the increasing number of competitive products and procedures facing our glaucoma business, continuing COVID and global economic-related staffing shortages, as well as the expected adverse impact of the significant reductions in CMS physician fee and facility fee payment rates in the ambulatory surgery centers for procedures using our iStent family of products in combination with cataract surgery, which were announced in mid-2021 and went into effect on January 1, 2022. The announcement of the reduced payment rates had a material adverse impact on our U.S. glaucoma sales in the third and fourth quarters of 2021, an impact which was expected to continue, and increase, throughout 2022. The 2022 sales target set by the CNG Committee for purposes of the executive bonus plan incorporated a 20.2% reduction in our U.S. glaucoma sales, a more aggressive target than the ~35% drop predicted by most Wall Street analysts who report on the Company’s stock. The CNG Committee also considered that the 2022 sales target reflected a 12.5% increase over 2021 revenue, normalized for the reduced CMS payment rates, of $244 million (“Normalized 2021 Revenue”).

We achieved $282.9 million in total net sales in 2022, which outperformed the target by approximately 3% and reflects 15.9% growth over the Normalized 2021 Revenue, as well as strong corneal health and international sales growth. We believe the overachievement reflected the strong leadership of our management team in managing our core U.S. glaucoma business in the face of significant challenges caused by increasing competition, global economic pressures and the reduced CMS payment rates and in expanding our corneal health and our international markets.

The other financial corporate objective was to incur operating expenses of less than the Company’s adjusted non-GAAP budget of $331.7 million in 2022. When setting this financial objective, the CNG Committee took into account our continued global expansion within sales and marketing, the Company’s substantial investments into its product pipeline, such as clinical studies supporting our potentially market-expanding pipeline products, including an exchange trial for the iDose delivery platform, a Phase 2 clinical trial for our iLution dry eye and presbyopia therapies, and continued progress in our Phase 2 trial for our third-generation iLink therapy. The CNG Committee also considered our continuing R&D efforts with our earlier stage programs such as our retinal bio-erodible sustained-release pharmaceuticals.

The Company’s adjusted non-GAAP operating expenses in 2022 were approximately $322.8 million. Based on these results, the CNG Committee determined that this financial objective had been achieved and earned at 100% of target. No qualitative adjustment was made to the achievement level of this objective.

Strategic Objectives

The first business objective was receipt of 510(k) clearance for the iStent infinite product from the FDA by the fourth fiscal quarter of 2022. This metric was chosen to emphasize the significant potential market opportunity presented by the iStent infinite, as the first iStent product to be approved for implantation on a standalone basis, and to motivate management to progress toward approval of this treatment alternative as expeditiously as possible. The Company received the FDA clearance of this product in its third fiscal quarter. Based on this date, the CNG Committee determined that the Company achieved 100% of this strategic objective.

The second business objective was determination, by the end of 2022, of a next-generation candidate to our iDose TR product to advance to a Phase 3 clinical trial. This corporate objective was chosen to encourage expansion of our pharmaceutical development capabilities and explore future iDose-related solutions. Prior to the end of 2022, the Company identified several potential candidates for advancement, including the iDose TREX, and a candidate was chosen to advance to a Phase 3 clinical trial. The CNG Committee determined that the Company achieved 100% of this strategic objective.

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The third business objective was achievement of at least 6 of the Company’s 9 ESG goals to be completed in 2022 that were published in its 2021 Sustainability Report. This corporate objective was chosen in response to shareholder requests that the Company create a link between its ESG targets and executive compensation, to demonstrate our commitment to those sustainability metrics that the Company’s investors and other stakeholders deem most important. In its 2021 Sustainability Report, published in April 2022, the Company identified 15 ESG goals in areas that it considered most impactful to its business and most critical by its stakeholders. Diversity and Inclusion; Product Quality and Patient Safety; Responsible Procurement Practices; Environmental; Access, Affordability and Pricing; Cybersecurity; and Ethics and Compliance. Of the 9 stated goals to be completed in 2022, the Company achieved 7, and was on track to achieve the multi-year targets. The CNG Committee determined that the Company achieved 100% of this strategic objective. All 15 of the goals to be completed in 2022, along with their achievement status as of the end of 2022, are set forth below.

	Goals Set in 2022	Year-end 2022 Status
Governance
Ethics and Compliance	Completion of anti-bribery/anti-corruption training by 100% of new or renewing third-party distributors
Annual certification of Code of Conduct by 100% of employees
Responsible Procurement Practices	In 2023, reduce percentage of Glaucoma medical device product transported via air by developing 2nd site distribution center (2021 as baseline)
In 2022, incorporate standards into 100% of new and renewing supplier agreements
Cybersecurity and Data Privacy	By 2025, formally track alignment of the information security program to relevant components of the NIST security framework based upon the risk to Glaukos and industry best practices

Products
Product Quality and Patient Safety	Zero product recalls
Product Innovation	FDA submission of pipeline technologies that would allow us to meet our publicly stated targets for FDA approvals
Access, Affordability, and Pricing	Increase communication and education efforts around Glaukos’ Patient Assistant Program in the U.S., as well as donations of our products to underserved patients globally
Protection of Intellectual Property	Annual review of existing IP rights and IP strategy

SOCIAL
Talent Attraction, Development, Engagement, and Retention	Based on the 2022 Great Place to Work engagement survey results, identify areas of opportunity; communicate and measure progress against improvement areas in 2023
Implement flexible work arrangements in 2022
Diversity and Inclusion	As led by DEI forum, identify, and implement at least two company-wide initiatives and success measures that will expand Glaukos’ approach to diversity, equity, and inclusion by 2024
Workforce Health and Safety	Conduct an annual health and safety risk assessment and implement at least one new initiative annually to mitigate the top identified risk

ENVIRONMENTAL
Expand ISO 14001 Certification to Burlington site by 2024
Create GHG inventory for Scope 1 and 2 GHG emissions data by 2023

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EXECUTIVE COMPENSATION

The three Named Executive Officers other than the CEO had individual objectives for themselves and the teams they manage (described below) comprising 25% of that portion of their bonus.

Gilliam Individual Objectives	Thurman Individual Objectives	Navratil Individual Objectives
●
Achieve U.S. and international sales targets
●
Develop and launch key corneal health patient support initiatives
●
Successful launches of iAccess, iPrime and iStent infinite products
●
Introduce iStent inject W product into select global markets
●
Establish process improvements in U.S. market access
●
Secure public reimbursement for select products in specified global markets
●
Manage global supply constraints to achieve stable product supply
●
Achieve clinical trial milestones for R&D stage products
●
Complete identified construction and expansion projects
●
Secure pilot supply for R&D and clinical stage products

●
Continue development of internal reporting and analysis functions
●
Successful rollout of global shared services function, including certain international functions
●
Complete U.S. sales tax review project
●
Drive processes to shorten month-end and quarter-end closeout procedures
●
Continue integration of ERP system, including with data warehouse, 3PLs and other business systems
●
Align internal audit priorities with risk profile through ERM process
●
Support data mapping and data security initiatives and implementation
●
Conduct cybersecurity risk assessment for key SaaS systems

●
Advancement of late stage pipeline products, including release of Phase 3 results for iDose
●
Advancement of mid-stage pipeline products, including clinical trial enrollment for iLution topical product
●
Elevate up to 4 research programs to development status
●
Initiate 1 new research program
●
Develop long-range planning for R&D strategy
●
Provide leadership and guidance for regulatory affairs and clinical development departments
●
Promote innovation while decreasing administrative burden on team
●
Continue integration of pharmaceutical and device development processes

Following the end of 2022, the CEO recommended, and the CNG Committee approved, achievement of 100% of each of Mr. Gilliam’s, Mr. Thurman’s and Mr. Navratil’s individual objectives, and that 100% of the portion of each executive’s bonus tied to the individual objectives was earned. The determinations made by the CNG Committee with respect to the Company’s satisfaction of the corporate goals and the individual goals results in the following formulaic bonus plan achievement:

					Bonus Weighting		2022 Actual
2022 Executive Bonus Goals	Target		Actual		CEO	Other NEOs	Achievement
2022 Net Sales Target*	$274.6	MM	$282.9	MM	50%	50%	160.9%

Meet or exceed (underspend) approved 2022 operating expense budget	$331.7	MM	$322.8	MM	20%	10%	100%

Receive FDA clearance of iStent infinite by Q4	100%		100%		10%	5%	100%
Determine next-gen iDose candidate for Ph. 3 clinical trial by Q4	100%		100%		10%	5%	100%
Achieve 6 external ESG goals	100%		100%		10%	5%	100%
Individual Performance Goals:					-0-	25%	100%
Total Earned:							130.5%
*

The net sales component of the bonus can be earned between 0-300% of target and individual performance goals can be earned between 0-150% of target, but total possible bonus awards are capped at 200% of target.

Actual Bonus Payout

For 2022, the CNG Committee determined that each NEO would be awarded a bonus equal to 130.5% of his target. Bonus payouts reflected the achievement of our NEOs against the corporate and individual, where applicable, goals determined for them at the start of the year. The CNG Committee determined that the bonus payout for the Company’s senior leadership would recognize and reward the effort and performance of our management team in achieving the Company’s near-term financial objectives and advancing toward the Company’s long-term goals to create greater value for our shareholders and other stakeholders by bringing our pipeline products to market and achieving our sustainability goals.

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EXECUTIVE COMPENSATION

The values of the portion of the 2022 NEO bonuses earned pursuant to formulaic criteria is set forth in the table below. The value of the options reported in the table below is based on the spread value of the options on the April 3, 2023 vesting date.

	2022 Earned	Actual Bonus
Named Executive Officer	Bonus Value ($)	as a % of Target	2022 Bonus Paid in Cash ($)	2022 Bonus Paid in Options (#)	2022 Bonus Paid in RSUs (#)	Value of Portion Paid in Equity on April 3, 2023 Vesting Date($
Thomas W. Burns	952,376	130.5%	761,901	7,258	-0-	-0-
Joseph E. Gilliam	461,185	130.5%	461,185	-0-	-0-	-0-
Alex R. Thurman	285,713	130.5%	-0-	-0-	5,406	267,651
Tomas Navratil	313,110	130.5%	313,110	-0-	-0-	-0-

Mr. Burns and Mr. Thurman elected to receive all or a portion of their 2022 annual bonus in equity. Because the price of the Company’s stock decreased from the date of grant of the equity underlying the annual bonus ($60.78 on April 1, 2022) to the date of vesting ($49.51 on April 3, 2023), the value of the bonuses actually paid to Messrs. Burns and Thurman was less than if they had elected to receive all of their bonus in cash.

The deferred portion of Mr. Burns’ bonus is included in full in the table above.

2023 Bonus Plan

In March 2023, the CNG Committee approved the 2023 executive bonus plan issued under our 2015 Omnibus Incentive Compensation Plan. With regard to performance targets, the CNG Committee determined to focus on key operational initiatives for the corporate performance component, which include financial components similar to those measured in 2022 as well as strategic objectives tied to pipeline product approvals, pipeline product development accomplishments and achievement of a certain number of external ESG goals by the end of 2023. The respective weightings of these 2023 bonus targets are consistent with those applied in 2022.

Ong-Term Incentives
Long-Term Incentives

The CNG Committee believes it is essential to provide long-term equity-based compensation to our executive officers in order to link both the interests and risks of our executive officers with those of our stockholders, which is a cornerstone of the Company’s pay for performance philosophy. Equity awards with a multi-year vesting schedule are designed to reward the creation and preservation of long-term stockholder value. Our management team follows the same philosophy: all U.S. employees in the Company receive annual equity grants, to foster a sense of ownership and align interests with those of our investors.

For 2022, long-term incentive compensation consisted of both time-based and performance-based equity grants. Performance-based equity consists of grants of equity that require the achievement of pre-determined operational or financial objectives in order to vest. Additionally, like all equity grants, the value of performance-based equity increases if the price of the Company’s common stock increases. The CNG Committee believes that the use of performance-based equity advances multiple goals that benefit both the Company and stockholders. Performance-based equity grants incentivize the achievement of the Company’s long- and short-term strategic goals, they motivate executives to work hard to increase the value of the Company, as evidenced by increased stock price, and they encourage executives to remain employed with the Company.

Our CEO’s 2022 equity grant was designed to be provided half in PRSUs and one-quarter in each of time-based RSUs and stock options. Our other NEO’s awards were designed as one-third time based RSUs, one-third time-based options and one-third PRSUs. Our executives were given the opportunity to convert the time-based stock option portion of their equity award into RSUs with equivalent value, to convert the time-based RSU portion of their equity award into stock options with equivalent value and to convert the PRSU portion of their equity grant into performance-based stock options with equivalent value and the same long-term performance goals. The opportunity to elect to have full value shares granted as options affords those executives greater potential reward in exchange for the lack of guaranteed value from an RSU. The CNG Committee views this election to convert full value shares to options as supporting the Company’s entrepreneurial spirit of growth, and the conversion of options to full value shares as providing a strong retention incentive.

In 2022, 50% of the equity grant value for our CEO, Mr. Burns, was in the form of performance-based equity to align Mr. Burns’ interests with those of our stockholders and require him to achieve critical long-term growth goals in order to earn half of his award. The other half of Mr. Burns’ 2022 equity grant was granted in the form of time-based equity. Our other NEOs’ 2022 long-term incentive equity grants were provided two-thirds in time-based equity and one-third in

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performance-based equity. For 2022, Mr. Burns chose to receive half of his performance-based equity as performance-based options, in lieu of PRSUs. Each of Messrs. Gilliam, Thurman and Navratil elected to receive his time-based equity in the form of RSUs, while Messrs. Gilliam and Thurman chose to receive their performance-based equity in the form of performance-based options and Mr. Navratil chose to receive his performance-based equity in the form of PRSUs.

2022 Named Executive Officer Equity Grants

The CNG Committee considered several factors when determining 2022 equity award amounts for our CEO and other Named Executive Officers. In 2022, the CNG Committee determined that Mr. Burns’ target equity grant value for 2022 should be $4.6 million, reflecting a 13% reduction from his target equity grant value in 2021. This equity grant reduces Mr. Burns’ target total direct compensation for 2022 by approximately 10% from its 2021 level, resulting in target total direct compensation that is below the peer group median.

When determining 2022 equity award size for our CEO, the CNG Committee considered several factors, including peer group data and the Company’s stock price performance over the prior year. The CNG Committee noted that, notwithstanding the Company’s significant progress in its pipeline product development and strong financial performance during 2021, the Company’s stock price declined during 2021. The CNG Committee considered the level of grant that it believed would be appropriate to provide strong retention value and more closely link Mr. Burns’ compensation to our stockholders’ interests.

Our CEO’s 2022 equity grants are provided using the same value mix as 2021, with 50% of our CEO’s 2022 equity awards in the form of performance-based equity. The performance-based equity granted to our executives in 2022 will become earned based upon development and clinical advancement of certain pipeline pharmaceutical products over a four-year performance period.

The following table shows Mr. Burns’ target total annual equity grant value and target total direct compensation for 2021 and 2022, and degree of change between them.

			Reduction in			Reduction in
	Target Total	Target Total	Target Total	Target Total	Target Total	Target Total
	2021 Equity	2022 Equity	Equity Grant	Direct 2021	Direct 2022	Direct
	Grant Value	Grant Value	Value	Compensation	Compensation	Compensation
Named Executive Officer	($)	($)	(%)	($)	($)	(%)
Thomas W. Burns	5,300,000	4,600,000	(13)%	6,704,000	6,060,000	(10)%

In determining the equity grant targets for our other Named Executive Officers, the CNG Committee took into account the promotions received by each of those NEOs in early 2022, as well as peer group data and management’s strong leadership and performance while facing the adverse impact caused by the reduction in CMS payment rates that began in 2021. The CNG Committee also considered the level of grant that it believed would be appropriate to provide strong retention value and more closely link our NEOs’ compensation to our stockholders’ interests.

The following table shows the intended target total annual equity grant value awarded to each Named Executive Officer in 2022, and the number of time-based RSUs and stock options, and PRSUs and stock options, granted based on the 2022 performance and compensation review process. Due to his change in role effective April 1, 2022, Mr. Calcaterra was not eligible to receive an equity grant in 2022.

	Time-Based	Time Based	Time-Based Equity	Performance-based	Performance-Based	Performance-based Equity	Total Target 2022
	RSUs	Options	Target Value	RSUs	Options	Target Value	Annual Equity Grant Value
Named Executive Officer	(#)	(#)	($)	(#)	(#)	($)	($)
Thomas W. Burns	20,841	42,078	$2,300,000	20,841	$42,078	$2,300,000	4,600,000
Joseph E. Gilliam	36,245	-0-	$2,000,000	-0-	$36,590	$1,000,000	3,000,000
Alex R. Thurman	18,123	-0-	$1,000,000	-0-	$18,295	$500,000	1,500,000
Tomas Navratil	20,539	-0-	$1,133,333	10,269	$-0-	$566,667	1,700,000

2022 Time-Based Equity

The equity grants of time-based RSUs to our NEOs in 2022 vest over four years, with 25% of the RSUs vesting and being delivered on each of the first four anniversaries of the grant date. The grants of time-based stock options also vest over four years, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over the following three years.

2022 Performance-Based Equity

For 2022, 50% of our CEO’s equity awards were in the form of performance-based equity and 33.3% of our other NEOs’ equity awards were in the form of performance-based equity.

The performance-based equity granted to our executives in 2022 may be earned based upon clinical advancement of certain pharmaceutical products in development over a four-year performance period beginning in 2022. The performance period was chosen because the CNG Committee believes it adds additional retention incentive and

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motivates executives to create long-term value for the Company. The CNG Committee recognized that developing these products along the clinical pathway is the most effective way for the Company to establish its foothold as a pharmaceutical manufacturer and ultimately grow in sales and overall value to our stockholders. By incentivizing the developmental steps necessary to achieve approval and commercialization of our many pharmaceutical pipeline products, the CNG Committee created even greater alignment between our executives and our investors. Additionally, these performance targets are required to be met within four years, putting a tight timeframe on the window to earn the full equity grant and encouraging our management team to make our development and clinical processes as efficient and effective as possible. The CNG Committee believes that these performance goals are rigorous because many pharmaceutical products will not meet the stringent safety and efficacy thresholds required to reach the Phase 1, 2 or 3 clinical trial stage, and these development milestones will help the Company achieve its strategic and operational goals and create long-term value.

Performance is measured by commencement of clinical studies related to various pipeline pharmaceutical products so that additional equity may be earned as a product progresses along the clinical trial pathway during the performance period, as follows:

●	10% of the target award earned for commencement of a Phase 1b or 2a study
●	20% earned for commencement of a Phase 2b study
●	25% earned for commencement of a Phase 3 study
●	Fifty percent of earned awards vest 90 days after achievement, with the remaining 50% of the earned portion vesting one year after achievement
●	Maximum potential payout is 250% of the target
●	All milestones must be achieved by the end of fiscal year 2025 in order to be eligible

The potential pharmaceutical products to be considered as eligible under this performance equity grant program include our next-generation iDose products designed to treat glaucoma, such as iDose TREX, our next-generation iLink products designed to treat corneal disorders such as keratoconus, including our Epioxa treatment, our topical iLution products designed to treat various eye diseases, including dry eye and presbyopia, and our early-stage retinal disease treatments. In the first quarter of fiscal year 2023, our NEOs received a tranche of their performance equity award, in recognition of the commencement of three Phase 1b or 2a clinical trials, including for our iLution treatment for dry eye disease and our iLution treatment for presbyopia, as well as one Phase 2b clinical trial for a next generation iLink corneal health treatment. The Company believes that the achievement of these milestones reflects discipline and rigor on the part of our management team in developing new pharmaceutical treatments to expand our product offerings, market potential and long-term value.

2022 President and COO Promotion Award

In connection with our succession planning and early 2022 leadership changes, Mr. Gilliam was promoted from Chief Financial Officer and SVP, Corporate Development to President and Chief Operating Officer of the Company effective April 1, 2022. In this new role, Mr. Gilliam’s responsibilities have expanded to include responsibility for our Global Commercial Organization, which includes Sales, Marketing, Market Access, and Patient Services.

In recognition of the importance of Mr. Gilliam’s new role in realizing the Company’s strategic goals, the CNG Committee determined to grant him a one-time special promotion equity award with a target value of $3 million, comprised of 50% time-based RSUs and 50% performance-based options. In order to maximize the retention value of the award, the time-based RSUs would cliff vest 50% on the third anniversary of the grant date, and the other 50% on the fourth anniversary of the grant date.

The performance-based portion of the award is designed to reward growth over the four-year performance period, and earned based upon the Company achieving four years of pre-established revenue growth targets. The award design includes the ability for Mr. Gilliam to earn up to 115% of the target if the cumulative four-year annual growth rate exceeds the target rate. Awards are earned over a four-year period, with up to 25% of the target options eligible to be earned and vested each year based on achievement of the pre-set annual revenue growth goals.

The CNG Committee set a 2022 target goal of 12.5% revenue growth over Normalized 2021 Revenue. The annual growth targets for the remainder of the four-year performance period were established at the time of grant, and set a minimum threshold achievement level that would result in 50% of target being earned (with linear interpolation between the minimum threshold and target).

The Company actually achieved $282.9 million in revenue for 2022, or ~15.9% growth over Normalized 2021 Revenue, resulting in 25% of the target award vesting.

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2023 Long-Term Equity Grant

In 2022, after the 2022 performance-based equity awards were already granted, we received feedback that certain shareholders had reservations around the ability to earn shares in the first year of grant under the 2021 PRSU design. No changes could be made to the 2022 PRSUs, which were already granted, but the CNG Committee wanted to be responsive to shareholders and determined to adjust the design of the Company’s 2023 performance equity grant. In order to emphasize the long-term nature of our senior leadership equity program, the performance-based equity granted to our executives in 2023 is not eligible to be earned until the end of 2025, which is a minimum three-year performance period, and no equity can vest prior to Q1 of 2026. The maximum opportunity for the 2023 performance awards was also reduced to 200% of target. The 2023 performance awards are based upon regulatory approvals for the commercialization of new pipeline products and line extensions of existing products and make up 50% of our CEO’s total 2023 annual equity grant value.

2020 Performance-Based Equity Grant

The performance-based equity granted to our executives in 2020 is earned based on pre-determined 2020-2022 revenue goals for the Avedro corneal health operations acquired in late 2019. Goals for our 2020 performance-based equity awards were set prior to the COVID-19 pandemic and no changes were made to recognize the impact of the economic shutdown. Between 0%-200% of the target award can be earned based on the Company’s under- or over-achievement of the three-year Avedro revenue goals. Awards could be earned in 2022 based upon cumulative three-year corneal health revenue over the performance period (2020-2022), or up to one-third of the target equity grant after each year of the performance period based upon achievement of annual revenue goals. The target corneal health revenue for 2022, as set by our CNG Committee prior to the COVID-19 pandemic, was $100 million, representing an approximately 33% increase over the 2021 target Avedro revenue. The threshold to vest in any portion of the possible one-third of the award for 2022 was $80 million, or 80% of the target. The CNG Committee believed that this was a rigorous goal based upon Avedro’s operating history. The Company actually achieved corneal health net sales of approximately $68.6 million, or 69% of the target, resulting in none of our NEOs earning any of the 2022 portion of this grant. Additionally, the three-year cumulative target for earning up to 200% of the performance equity grant was set at $226 million over the performance period, with a minimum target to vest in any portion of the cumulative award set at $181 million, or 80% of the cumulative target. The Company actually achieved approximately $176.3 million in corneal health revenue during the three-year performance period, resulting in no payout to any of our NEOs under the cumulative performance calculation.

2021 Performance-Based Equity Grant

Performance-based equity comprised 50% of the total value of our CEO’s 2021 long-term equity grant, and made up one-third of the value for our other NEOs. Performance under the 2021 grant is measured by receipt of FDA or European Union approvals for certain Company pipeline products, with 50% of the target award earned for each designated product that receives marketing approval from the FDA and 25% earned for each designated product that receives approval to sell in the European Union, up to a maximum program payout of 250% of the target grant. In 2022, the Company received FDA clearance of both its iPrime and its iStent infinite devices, resulting in Messrs. Burns, Gilliam and Navratil earning 100% of the target grant to date.

Severance Benefits

We have entered into executive severance and change in control agreements with each of our senior team leaders, including our four executive officers, Messrs. Burns, Gilliam, Thurman and Navratil. The level of each executive’s severance benefits has been determined to be appropriate by the CNG Committee, which believes that severance benefits, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. We believe these potential benefits helped us to assemble a qualified senior leadership team. The payments and benefits provided under our severance and change in control arrangements are designed to provide our Named Executive Officers with treatment that is competitive with market practices.

As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of the NEOs would be entitled to severance benefits in the event of an involuntary termination of employment by us without “cause” or a resignation for “good reason” (each as defined in the executive severance and change in control agreements). The change in control severance benefits are subject to a double trigger, and the Named Executive Officers are not entitled to their cash severance benefits merely because a change in control transaction occurs. The amount of each NEO’s severance benefits is increased in connection with a qualifying termination in connection with or following a change in control in order to encourage our Named Executive Officers to remain employed with us, and focus on the creation of value for stockholders, during an important time when their prospects for continued employment following a change in control transaction may be uncertain.

No Named Executive Officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances. Additionally, no new or amended employment agreements were entered into

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with any of our NEOs since the date of the 2022 Annual Meeting of Stockholders, although each of Mr. Thurman and Mr. Navratil entered into an executive severance and change in control agreement with the Company in April 2022. All members of the Compensation Committee during fiscal 2022 were independent directors and none of them are current or former employees or officers of the Company or had any relationship with us during fiscal 2022 requiring disclosure of certain transactions with related persons under SEC rules.

Other Benefits

All full-time employees, including our NEOs, are eligible to participate in the Company’s health and welfare benefits, including our 401(k) Plan with a company-sponsored match component for our U.S.-based employees, and our Employee Stock Purchase Plan. Our NEOs are also eligible for an annual executive physical.

We have also adopted and maintain the Glaukos Corporation Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan permits our management or highly compensated employees, including all of our Named Executive Officers, to elect to defer base salary and annual incentive compensation pursuant to the terms of the Deferred Compensation Plan. Further details on this Deferred Compensation Plan are provided below under the heading, “Nonqualified Deferred Compensation Plans.” As noted below, Mr. Burns and Mr. Calcaterra participated in the Deferred Compensation Plan during 2022.

Stock Ownership Policy Applicable to Executive Officers

In 2019, the CNG Committee adopted a Stock Ownership Policy that requires our executive officers to maintain a meaningful equity stake in our Company. These guidelines require our Chief Executive Officer to own shares of our common stock having a value equal to at least six times his annual base salary, and each of our other NEOs to own shares of our common stock having a value of at least three times the executive’s annual base salary. Shares subject to stock options and unvested PRSUs are not considered owned by the executive for purposes of this Policy. Each NEO is required to meet the minimum stock ownership requirement within five years from the date on which they become subject to the guidelines. Each of the Named Executive Officers were in compliance with the required ownership levels as of January 1, 2023.

Policy on Pledging and Hedging of Company Shares

As further described in the section titled “Corporate Governance—Policy on Pledging and Hedging of Company Shares,” our Board of Directors has adopted anti-pledging and anti-hedging policies that prohibit our executive officers from pledging Glaukos securities or engaging in hedging transactions.

Clawback Policy

In 2018, the CNG Committee adopted a policy regarding the recoupment of certain incentive compensation payments to create greater accountability for our executive officers. Pursuant to this policy, our Board of Directors or the CNG Committee shall, if it deems appropriate under certain circumstances, require reimbursement or cancellation of all or a portion of any short- or long-term cash or equity incentive payments or awards to our executive officers. This reimbursement requirement would apply when the amount of any such payment or award was determined based upon the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirements under federal securities laws, and such restatement was the result of misconduct, if a lesser, or no, payment or award would have been earned based upon the restated financials and the payment or award was received in the three years preceding the date of the restatement. The CNG Committee plans to update this policy later this year to comply with the SEC’s and New York Stock Exchange’s new clawback policy requirements.

Policy with Respect to Section 162(m)

Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former Named Executive Officer that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 may qualify for an exception to the $1.0 million deductibility limit.

As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the CNG Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

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Compensation Committee Report

The CNG Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation, Nominating and Governance Committee of the Board

Mark J. Foley (chair)
Gilbert H. Kliman, M.D.
Denice M. Torres

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Summary Compensation Table for Fiscal Years 2022, 2021 and 2020

The following table provides information regarding the compensation of our Named Executive Officers during 2022, 2021 and 2020.

				Stock	Option	Non‑equity incentive	All other
		Salary	Bonus	awards	awards	plan compensation	compensation	Total
Name and principal position	Year	($)(1)	($)	($)(2)	($)(2)	($)(3)	($)(4)	($)

Thomas W. Burns	2022	$730,000	$—	$2,300,012	$2,467,875	$761,901	$8,400	$6,268,188
Chairman and Chief	2021	$702,000	$—	$5,299,920	$—	$1,247,524	$10,700	$7,260,144
Executive Officer (5)(6)	2020	$608,400	$160,250	$2,524,400	$2,350,012	$374,166	$1,014	$6,018,242

Joseph E. Gilliam	2022	$505,000	$—	$3,500,012	$2,500,012	$461,185	$8,400	$6,974,609
President and	2021	$456,034	$—	$1,199,996	$—	$526,787	$8,700	$2,191,517
Chief Operating Officer (6)	2020	$364,423	$66,946	$84,960	$1,500,006	$138,651	$8,400	$2,163,386

Alex R. Thurman	2022	$365,000	$—	$1,251,899	$500,002	$—	$8,400	$2,125,301
Senior Vice President and
Chief Financial Officer (6)

Tomas Navratil	2022	$400,000	$—	$1,699,985	$—	$313,110	$8,400	$2,421,495
Chief Development Officer (6)

Chris M. Calcaterra	2022	$190,259	$—	$—	$—	$—	$8,400	$198,659
Executive Vice President, Global	2021	$461,034	$—	$1,199,996	$—	$532,563	$8,700	$2,202,293
Commercial Operations (5)(6)	2020	$385,982	$70,909	$89,997	$1,515,982	$93,720	$2,471	$2,159,061

(1)	2022 salary for Mr. Calcaterra reflects that his role changed effective April 1, 2022 and he ceased serving as an executive officer of the Company. Amounts reported for 2020 salary reflect temporary salary reductions effected due to the COVID-19 pandemic. The 2020 annual base salary rate for Mr. Burns, before giving effect to such reduction, was $676,000; for Mr. Calcaterra, $428,869; and for Mr. Gilliam, $404,914.
(2)	The amounts shown represent the grant date fair values of stock and option awards granted in the year indicated as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to executive officers in 2022, see Note 9, Stock-Based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

2022 Bonus RSUs: The amounts reported in the stock awards column for 2022 include the grant date fair value of restricted stock units (the “Bonus RSUs”) granted to Mr. Thurman pursuant to his election to receive 100% of his 2022 annual bonus in the form of RSUs rather than cash. The grant date fair value of the Bonus RSUs was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The Bonus RSUs are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the Bonus RSUs of $251,872 for Mr. Thurman. If we had achieved the highest level of performance under the Bonus RSUs, the grant date fair value for the Bonus RSUs would have increased to $503,744 for Mr. Thurman. For a more detailed description of these grants of Bonus RSUs, please see “Material Elements of Compensation—Annual Bonuses” in the Compensation Discussion and Analysis section above.

2022 Bonus Options: The amounts reported in the option awards column for 2022 include the grant date fair value of stock options (the “Bonus Options”) granted to Mr. Burns pursuant to his election to receive 20% of his 2022 bonus in the form of stock options rather than cash. The grant date fair value of the Bonus Options was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The Bonus Options are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the Bonus Options of $167,891 for Mr. Burns. If we had achieved the highest level of performance under the Bonus Options, the grant date fair value for the Bonus Options would have increased to $335,782 for Mr. Burns. For a more detailed description of these grants of Bonus Options, please see “Material Elements of Compensation—Annual Bonuses” in the Compensation Discussion and Analysis section above.

2022 Performance Options: The amounts reported in the option awards column for 2022 include the grant date fair value of performance-based stock options (the “Performance Options”) granted to Messrs. Burns, Gilliam and Thurman that only vest upon the achievement of pre-determined operational goals over a multi-year performance period. For Mr. Burns, this constituted 25% of the total target value of his 2022 long-term incentive equity grant, with the remainder granted as 25% PRSUs, 25% time-based options and 25% time-based RSUs. For Messrs. Gilliam and Thurman, this constituted 33% of the value of each of their respective 2022 long-term incentive equity grants, with the remainder being issued in the form of time-based RSUs. The grant date fair value of the Performance Options was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The Performance Options are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the Performance Options of $1,149,992 for Mr. Burns, $1,000,005 for Mr. Gilliam and $500,002 for Mr. Thurman. If we had achieved the highest level of performance under the Performance Options, the grant date fair value for the Performance Options would have increased to $2,874,980 for Mr. Burns, $2,500,013 for Mr. Gilliam and $1,250,005 for Mr. Thurman. The amounts reported in the option awards column for 2022 also include the grant date fair value of performance-based stock options granted to Mr. Gilliam in connection with his promotion to the role of President and Chief Operating Officer (“Promo Options”) that only vest upon the achievement of pre-determined financial target over a multi-year performance period. The grant date fair value of the Promo Options was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The Promo Options are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the Promo Options of $1,500,007 for Mr. Gilliam. The probable outcome of the applicable

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performance conditions also constitutes the highest level of performance under the Promo Options for the first year of the multi-year performance period. For a more detailed description of these grants of the Performance Options, please see “Material Elements of Compensation—Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above.

2022 Performance RSUs: The amounts reported in the stock awards column for 2022 include the grant date fair value of PRSUs granted to each of Messrs. Burns and Navratil that only vest upon the achievement of pre-determined operational targets over a multi-year performance period. For Mr. Burns, this constituted 25% of the total target value of his 2022 long-term incentive equity grant, with the remainder granted as 25% performance-based stock options, 25% time-based options and 25% time-based RSUs. For Mr. Navratil, this constituted 33% of the value of his 2022 long-term incentive equity grant, with the remainder being issued in the form of time-based RSUs. The grant date fair value of the PRSUs was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The PRSUs are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the PRSUs of $1,150,006 for Mr. Burns and $566,643 for Mr. Navratil. If the maximum performance level is achieved during the performance period, the grant date fair value for the PRSUs would be $2,875,015 for Mr. Burns and 1,416,608 for Mr. Navratil. For a more detailed description of these grants of the PRSUs, please see “Material Elements of Compensation—Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above.

(3)	The amounts reported in the column for Messrs. Burns and Calcaterra for 2021 and 2022 include amounts that were deferred under our Deferred Compensation Plan described below.
(4)	Consists of Company matching contributions to the executive’s 401(k) plan contributions and the Company’s payment for an annual executive physical.
(5)	The base salary amounts for Messrs. Burns and Calcaterra for 2020, 2021 and 2022 include the amounts that were deferred under our Deferred Compensation Plan described below. Additionally, Mr. Burns’ total compensation for 2020 has been adjusted from $6,019,242 as reported in prior years to $6,018,242 to correct a typographical error.
(6)	Effective April 1, 2022, (i) Mr. Burns became the Company’s Chairman and Chief Executive Officer, (ii) Mr. Gilliam was promoted to President and Chief Operating Officer, (iii) Mr. Thurman was promoted to Senior Vice President and Chief Financial Officer, and (iv) Mr. Navratil was promoted to Chief Development Officer. Prior to that date, Messrs. Thurman and Navratil had not been executive officers of the Company, Mr. Gilliam had served as the Company’s Chief Financial Officer and Senior Vice President, Corporate Development, and Mr. Burns had served as the Company’s President and Chief Executive Officer. Also on April 1, 2022, Mr. Calcaterra became the Company’s Executive Vice President, Global Commercial Operations and ceased to serve as an executive officer of the Company.

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2022 Grants of Plan-Based Awards

The following table summarizes information about the non-equity incentive awards and equity-based awards granted to our Named Executive Officers in 2022:

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan			Equity Incentive Plan
		Awards ($)(1)			Awards (#)(1)
											Grant
								2022	2022		Date Fair
								Stock	Option	Exercise	Value of
								Awards:	Awards:	or Base	Stock
								Number of	Number of	Price of	and
								Shares of	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date	($)	($)	($)				Units (#)	Options (#)	($/Sh)	($)(2)

Thomas W. Burns
Time-Based RSUs	3/24/2022	—	—	—	—	—	—	20,841	—	—	1,150,006
Time-Based Options	3/24/2022	—	—	—	—	—	—	—	42,078	55.18	1,149,992
PRSUs	3/24/2022	—	—	—	2,084	20,841	52,103	—	—		1,150,006
Performance Options	3/24/2022	—	—	—	4,208	42,078	105,195	—	—	55.18	1,149,992
Annual Cash Bonus	4/1/2022	292,000	584,000	1,168 ,000	—	—	—	—	—	—	—
Bonus Election Options	4/1/2022	—	—	—	2,782	5,563	11,126	—	—	60.78	167,891

Joseph E. Gilliam
Time-Based RSUs	3/24/2022	—	—	—	—	—	—	36,245	—	—	1,999,999
Performance Options	3/24/2022	—	—	—	3,659	36,590	91,475	—	—	55.18	1,000,005
Promotion RSUs	3/24/2022	—	—	—	—	—	—	27,184	—	—	1,500,013
Promotion Options	3/24/2022	—	—	—	27,443	54,885	63,118	—	—	55.18	1,500,007
Annual Cash Bonus	4/1/2022	176,750	353,500	707,000	—	—	—	—	—	—	—

Alex R. Thurman
Time-Based RSUs	3/24/2022	—	—	—	—	—	—	18,123	—	—	1,000,027
Performance Options	3/24/2022	—	—	—	1,830	18,295	45,738	—	—	55.18	500,002
Bonus Election RSUs	4/1/2022	—	—	—	2,072	4,144	8,288	—	—	—	251,872

Tomas Navratil
Time-Based RSUs	3/24/2022	—	—	—	—	—	—	20,539	—	—	1,333,342
PRSUs	3/24/2022	—	—	—	1,027	10,269	25,673	—	—	—	566,643
Annual Cash Bonus	4/1/2022	120,000	240,000	480,000	—	—	—	—	—	—	—

Chris M. Calcaterra (3)
	—	—	—	—	—	—	—	—	—	—	—

(1)	Incentive plan awards consist of:
a.	Annual cash bonuses payable under our 2022 executive bonus plan. The maximum potential payout under the executive bonus plan is 200% of target. Mr. Burns elected to defer receipt of 80% of his annual bonus pursuant to our Deferred Compensation Plan described below, and to receive the remaining 20% in the form of stock options. This deferred portion is included in his annual cash bonus in the table above;
b.	Awards of performance-based stock options and PRSUs that only vest upon the achievement of pre-determined operational goals. The performance-based stock options and PRSUs vest over a four-year performance period, with a maximum potential program payout of 250% of target;
c.	An award of stock options granted to Mr. Burns pursuant to his election to receive 20% of his annual bonus in the form of stock options rather than in the form of a cash payment, and includes the 15% premium component;
d.	An award of RSUs to Mr. Thurman pursuant to his election to receive all of his annual bonus in the form of RSUs rather than in the form of a cash payment, and includes the 15% premium component; and
e.	An award of stock options granted to Mr. Gilliam in connection with his promotion to the role of President and Chief Operating Officer on April 1, 2022, which only vests upon the achievement of pre-determined financial performance goals over a four-year performance period, with up to 25% of target vesting in each year and a maximum potential overachievement payout under this grant of 115% of target based upon achievement over the full four-year performance period.

Please see “Material Elements of Compensation—Annual Bonuses” and “Material Elements of Compensation—Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above for more information on our executive incentive compensation programs.

(2)	The amounts shown represent the grant date fair values of stock awards granted in the year indicated as computed in accordance with FASB ASC Topic 718 and, in the case of the performance-based stock options, PRSUs, stock options and RSUs granted pursuant to our annual bonus equity election, and stock options granted in connection with Mr. Gilliam’s promotion, based upon the probable outcome of the applicable performance conditions. For a discussion of valuation assumptions used to determine the grant date fair values of equity awards made to executive officers in 2022, see Note 9, Stock-Based Compensation, to our Notes to the consolidated financial statements included in our Annual Report on Form 10- K for the year ended December 31, 2022.
(3)	Due to the change in his role with the Company in 2022, Mr. Calcaterra was not eligible for the executive bonus plan or a long-term equity incentive award.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  49

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table presents information concerning equity awards held by our named executive officers as of December 31, 2022.

Option awards	Stock awards
Number of
securities underlying
unexercised options (#)
Equity
incentive
Equity	plan
incentive	awards:
Equity	plan	Market or
incentive	awards:	payout
plan	Number of	value of
awards:	Market	unearned	unearned
Number of	Number of	value of	shares,	shares,
securities	shares or	shares or	units or	units or
underlying	units of	units of	other	other
unexercised,	Option	stock that	stock that	rights that	rights that
unearned	exercise	Option	have not	have not	have not	have not
Grant	options	price	expiration	vested	vested	vested	vested
Name	date	Exercisable	Unexercisable	(#)	($)	date	(#)	($)(1)	(#)	($)(1)

Thomas W. Burns	7/10/2014	520,000	—	—	7.275	7/10/2024	—	—	—	—
3/10/2016	275,000	—	—	16.49	3/10/2026	—	—	—	—
3/15/2017	180,000	—	—	45.71	3/15/2027	—	—	—	—
3/14/2018	266,000	—	—	30.92	3/14/2028	—	—	—	—
3/14/2019	—	—	—	—	—	4,854	(3)	212,023	—	—
3/14/2019	46,875	3,125	(2)	—	69.30	3/14/2029	—	—	—	—
3/12/2020	—	—	—	—	—	—	—	10,019	(4)	437,630
3/12/2020	—	—	—	—	—	15,026	(3)	656,336	—	—
3/12/2020	44,804	20,366	(2)	—	39.10	3/12/2030	—	—	—	—
3/12/2020	28,455	—	—	39.10	3/12/2030	—	—	—	—
3/12/2020	—	—	21,727	(4)	39.10	3/12/2030	—	—	—	—
12/17/2020	—	—	—	—	—	976	(5)	42,632	—	—
12/17/2020	—	—	—	—	—	618	(5)	26,994	—	—
3/18/2021	—	—	—	—	—	23,127	(3)	1,010,187	—	—
3/18/2021	—	—	—	—	—	—	—	15,417	(6)	673,415
3/24/2022	—	—	—	—	—	20,841	(3)	910,335	—	—
3/24/2022	—	—	—	—	—	—	—	20,841	(6)	910,335
3/24/2022	—	42,078	(2)	—	55.18	3/24/2032	—	—	—	—
3/24/2022	—	—	42,078	(6)	55.18	3/24/2032	—	—	—	—
4/01/2022	—	—	5,563	(7)	60.78	4/01/2032	—	—	—	—

Joseph E. Gilliam(8)	5/05/2017	235,000	—	—	41.69	5/05/2027	—	—	—	—
3/14/2018	38,000	—	—	30.92	3/14/2028	—	—	—	—
3/14/2019	—	—	—	—	—	1,578	(3)	68,927	—	—
3/14/2019	12,468	832	(2)	—	69.30	3/14/2029	—	—	—	—
3/12/2020	33,132	17,334	(2)	—	39.10	3/12/2030	—	—	—	—
3/12/2020	12,107	—	—	39.10	3/12/2030	—	—	—	—
3/12/2020	—	—	9,245	(4)	39.10	3/12/2030	—	—	—	—
12/17/2020	—	—	—	—	—	407	(5)	17,778	—	—
12/17/2020	—	—	—	—	—	371	(5)	16,205	—	—
3/18/2021	—	—	—	—	—	11,625	(3)	507,780	—	—
3/18/2021	—	—	—	—	—	—	—	3,887	(6)	169,784
3/24/2022	—	—	—	—	—	36,245	(3)	1,583,182	—	—
3/24/2022	—	—	—	—	—	27,184	(9)	1,187,397	—	—
3/24/2022	—	—	54,885	(10)	55.18	3/24/2032	—	—	—	—
3/24/2022	—	—	36,590	(6)	55.18	3/24/2032	—	—	—	—

Alex R. Thurman	10/06/2016	40,000	—	—	38.68	10/06/2026	—	—	—	—
12/14/2016	20,000	—	—	33.81	12/14/2026	—	—	—	—
3/15/2017	15,000	—	—	45.71	3/15/2027	—	—	—	—
4/01/2019	—	—	—	—	—	729	(3)	31,843	—	—
4/01/2020	6,675	—	—	28.78	4/01/2030	—	—	—	—
4/01/2020	—	—	—	—	—	3,475	(3)	151,788	—	—
1/04/2021	—	—	—	—	—	197	(5)	8,605	—	—
4/01/2021	—	—	—	—	—	112	(11)	4,892	—	—
4/01/2021	—	—	—	—	—	1,876	(3)	81,944	—	—
3/24/2022	—	—	18,295	(6)	55.18	3/24/2032	—	—	—	—
3/24/2022	—	—	—	—	—	18,123	(3)	791,613	—	—
4/01/2022	—	—	—	—	—	—	—	4,144	(12)	181,010

Tomas Navratil	10/19/2020	2,264	1,917	(2)	—	55.00	10/19/2030	—	—	—	—
1/04/2021	—	—	—	—	—	9,585	(3)	418,673	—	—
3/18/2021	—	—	—	—	—	2,924	(13)	127,720	—	—
3/18/2021	3,844	4,944	(2)	—	85.94	3/18/2031	—	—	—	—
3/18/2021	—	—	—	—	—	—	—	1,948	(6)	85,089
3/24/2022	—	—	—	—	—	—	—	10,268	(6)	448,550
3/24/2022	—	—	—	—	—	20,539	(3)	897,144	—	—

Chris M. Calcaterra	3/15/2017	80,000	—	—	45.71	3/15/2027	—	—	—	—
3/14/2018	80,500	—	—	30.92	3/14/2028	—	—	—	—
3/14/2019	—	—	—	—	—	1,578	(3)	68,927	—	—

50  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

	Option awards							Stock awards
		Number of
		securities underlying
		unexercised options (#)
											Equity
											incentive
										Equity	plan
										incentive	awards:
					Equity					plan	Market or
					incentive					awards:	payout
					plan					Number of	value of
					awards:				Market	unearned	unearned
					Number of			Number of	value of	shares,	shares,
					securities			shares or	shares or	units or	units or
					underlying			units of	units of	other	other
					unexercised,	Option		stock that	stock that	rights that	rights that
					unearned	exercise	Option	have not	have not	have not	have not
	Grant				options	price	expiration	vested	vested	vested	vested
Name	date	Exercisable	Unexercisable		(#)	($)	date	(#)	($)(1)	(#)	($)(1)

	3/14/2019	12,468	832	(2)	—	69.30	3/14/2029	—	—	—	—
	3/12/2020	35,591	16,178	(2)	—	39.10	3/12/2030	—	—	—	—
	3/12/2020	11,301	—		—	39.10	3/12/2030	—	—	—	—
	3/12/2020	—	—		8,626 (4)	39.10	3/12/2030	—	—	—	—
	4/1/2020	4,562	—		—	28.78	4/1/2030	—	—	—	—
	12/17/2020	—	—		—	—	—	393 (5)	17,166	—	—
	12/17/2020	—	—		—	—	—	431 (5)	18,826	—	—
	3/18/2021	—	—		—	—	—	11,625 (3)	507,780	—	—
	3/18/2021	—	—		—	—	—	—	—	3,887 (6)	169,784

(1)	The reported value of these stock awards is based upon a stock price of $43.68, which was the closing market price of the Company’s common stock on December 30, 2022, the last trading day of the Company’s 2022 fiscal year.
(2)	These options vest over four years from the grant date, with 25% vesting on the one-year anniversary of the grant date and the remaining amount vesting in equal monthly installments over the following 36 months.
(3)	This stock award vests over four years, with 25% vesting annually on each anniversary of the grant date.
(4)	The reported grants are awards of PRSUs or performance-based stock options that only vest upon the achievement of pre-determined operational goals and, for the first two years of the multi-year performance period, are subject to adjustment for underachievement but not for overachievement, as described in more detail under the heading “Material Elements of Compensation— Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above.
(5)	This stock award vests over three years, with 33% vesting on each of January 1, 2022, January 1, 2023 and January 1, 2024.
(6)	The reported grants are awards of performance-based stock options and PRSUs that only vest upon the achievement of pre-determined operational goals during a four-year performance period, as described in more detail under the heading “Material Elements of Compensation— Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above.
(7)	These stock options were granted to Mr. Burns pursuant to his election to receive 20% of his 2022 annual cash bonus in the form of stock options rather than in the form of a cash payment. They will vest on first anniversary of the grant date, in an amount determined by the achievement of the Company under its executive bonus plan, as determined by the CNG Committee, and are subject to adjustment for underachievement and overachievement up to a maximum of 200% of the target.
(8)	The number of shares reported do not reflect the transfer of the economic interest of a portion of the indicated stock option and RSU awards to Mr. Gilliam’s former spouse pursuant to a domestic relations order, as previously reported in Reports on Form 4 filed with the SEC on May 8, 2019, December 21, 2020 and April 5, 2022.
(9)	This stock award was granted to Mr. Gilliam in connection with his promotion to the Company’s President and Chief Operating Officer in 2022, and vests 50% on the third anniversary of the grant date and the remaining 50% on the fourth anniversary of the grant date.
(10)	These stock options were granted to Mr. Gilliam in connection with his promotion to the Company’s President and Chief Operating Officer in 2022, and only vests upon the achievement of certain pre-determined financial goals over a four-year performance period, with the first three years of the multi-year performance period subject to adjustment for underachievement but not for overachievement, as described in more detail under the heading “Material Elements of Compensation— Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section above.
(11)	This stock award vests over three years, with one-third vesting annually on each anniversary of the grant date.
(12)	These RSUs were granted to Mr. Thurman pursuant to his election to receive all of his 2022 annual cash bonus in the form of RSUs rather than in the form of a cash payment. They will vest on first anniversary of the grant date, in an amount determined by the achievement of the Company under its executive bonus plan, as determined by the CNG Committee, and are subject to adjustment for underachievement and overachievement up to a maximum of 200% of the target.
(13)	This stock award vests over four years, with 25% vesting annually on each of April 1, 2022, April 1, 2023, April 1, 2024 and April 1, 2025.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  51

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in Fiscal 2022

The following table presents information regarding the options exercised by each Named Executive Officer and the common stock acquired by each Named Executive Officer upon the vesting of stock awards during fiscal year 2022.

	Option Awards		Stock Awards
	Number of		Number
	shares		of shares	Value
	acquired on	Value realized	acquired	realized
	exercise	on exercise	vesting on	on vesting
Name	(#)	($)	(#)	($)
Thomas W. Burns	—	—	41,997	2,300,027
Joseph E. Gilliam(1)	—	—	9,724	551,710
Alex R. Thurman	—	—	5,866	355,240
Tomas Navratil	—	—	6,118	321,692
Chris M. Calcaterra	—	—	9,747	552,800
(1)	The number of shares acquired on exercise and on vesting reported do not reflect the transfer of the economic interest of a portion of the underlying stock option and RSU awards to Mr. Gilliam’s former spouse pursuant to a domestic relations order, as previously reported in Reports on Form 4 filed with the SEC on May 8, 2019, December 21, 2020 and April 5, 2022.

Nonqualified Deferred Compensation Plans

The following table presents information regarding our nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for Named Executive Officers for 2022.

		Registrant	Aggregate		Aggregate
	Executive	Contributions	Earnings (Loss)	Aggregate	Balance at
	Contributions in	in Last	in Last Fiscal	Withdrawals/	Last Fiscal
	Last Fiscal Year	Fiscal Year	Year	Distributions	Year-End
Name	($)(1)	($)	($)(1)	($)	($)(1)
Thomas W. Burns	1,576,419	—	(846,712)	—	4,752,273
Joseph E. Gilliam	—	—	—	—	—
Alex R. Thurman	—	—	—	—	—
Tomas Navratil	—	—	—	—	—
Chris M. Calcaterra	144,564	—	(102,534)	—	576,491
(1)	All contributions presented herein reflect amounts reported in the 2022 Summary Compensation Table. The amounts reported in the aggregate balance at last fiscal year end also reflect amounts reported in the 2022 Summary Compensation Table or prior year’s Summary Compensation Tables, except the portion attributable to earnings, which are not reported in the 2022 Summary Compensation table because the rate is not above market.

Our Deferred Compensation Plan permits our management or highly compensated employees, including all of our Named Executive Officers, to elect to defer base salary (up to 80%), up to 80% of their annual cash incentive bonus and up to 80% of their annual performance-based compensation pursuant to the terms of the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan will be credited (or debited) with an investment return determined as if the deferred amounts were invested in one or more investment funds selected by the participating employee from those funds made available under the Deferred Compensation Plan. These investment funds made available under the Deferred Compensation Plan are chosen by the delegates of the CNG Committee and include numerous asset classes including funds from Fixed Income to International Equity. Participants also have the option to select asset allocation portfolios that range from Conservative to Aggressive. The Company may also make discretionary credits to the accounts of participating employees under the Deferred Compensation Plan, which employer credits may or may not be subject to a vesting schedule.

Amounts deferred under the Deferred Compensation Plan will become payable upon a participating employee’s separation from service with the Company, death, disability, a specified in-service distribution date or a change in control of the Company, in each case as elected by the participating employee in accordance with the terms of the Deferred

52  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

Compensation Plan. Amounts payable under the Deferred Compensation Plan may be paid to the participating employee in either a lump-sum or in annual installments to be paid over a period of up to ten years, in each case as elected by the participating employee in accordance with the terms of the Deferred Compensation Plan. Investment elections made for each plan year may not be revoked, changed or modified except as permitted under the Deferred Compensation Plan, and subject to applicable law. No actual investments will be held in the participants’ accounts and participants will at all times remain general unsecured creditors of the Company with respect to their account balances. The Deferred Compensation Plan is intended to comply with the requirements of Section 409A of the Code.

Potential Payments Upon Termination or Change in Control

We have entered into executive severance and change in control agreements with our senior management employees, including our four executive officers, Messrs. Burns, Gilliam, Thurman and Navratil, and Mr. Calcaterra, who served as an executive officer during the first quarter of 2022.

Pursuant to the terms of the agreements, if any of these executive officers is terminated as a result of (i) an involuntary termination without “cause” or (ii) a resignation for “good reason” (each as defined in the executive severance and change in control agreements), then he will receive an amount equal to 18 months, in the case of Mr. Burns, or 12 months, in the case of Messrs. Gilliam, Thurman, Navratil or Calcaterra, of the base salary amount in effect at the time of such termination, paid in a lump sum on the 60th day following the date of such termination. Additionally, each of Messrs. Burns, Gilliam , Thurman, Navratil and Calcaterra (and their respective spouses and dependents) will also receive medical and dental benefits provided by us at least equal to the levels of benefits provided to our similarly situated active employees until the earlier of (i) the 18-month anniversary of the date of such termination, with respect to Mr. Burns, or the 12-month anniversary, with respect to our other Named Executive Officers, or (ii) the date that he becomes covered under a subsequent employer’s medical and dental benefits plans. Mr. Burns will also vest in all equity and equity-based awards outstanding on the date of termination, and each of Messrs. Gilliam, Thurman, Navratil and Calcaterra will vest in all equity and equity-based awards that would otherwise have vested during the 12 months following the date of such termination. All of the above benefits are subject to the executive’s execution of a general release of claims in our favor.

If any of our Named Executive Officers is terminated as a result of (i) an involuntary termination without cause or (ii) a resignation for good reason, in either case within three months prior or 12 months following a “change in control” (as defined in the executive severance and change in control agreements), then he will receive an amount equal to the sum of (i) 24 months, in the case of Mr. Burns, or 18 months, in the case of the other Named Executive Officers, of the base salary amount in effect at the time of such termination, and (ii) 2 times, in the case of Mr. Burns, or 1.5 times, in the case of the other Named Executive Officers, of his target annual bonus for the year in which the change in control occurs, paid in a lump sum on the 60th day following the date of such termination. Each of the Named Executive Officers (and his spouse and dependents) will also receive medical and dental benefits provided by us at least equal to the levels of benefits provided to our similarly situated active employees until the earlier of (i) the 24-month anniversary, in the case of Mr. Burns, or the 18-month anniversary, in the case of our other Named Executive Officers, of the date of such termination, or (ii) the date that he becomes covered under a subsequent employer’s medical and dental benefits plans. Each of Messrs. Burns, Gilliam, Thurman, Navratil and Calcaterra will also vest in all equity and equity-based awards outstanding on the date of termination. All of the above benefits are subject to the executive’s execution of a general release of claims in our favor.

For purposes of the agreements, “cause” means a finding that the executive has (i) been convicted of a felony or crime involving moral turpitude; (ii) disclosed trade secrets or confidential information to persons not entitled to receive such information; (iii) engaged in conduct in connection with his employment that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company, including act(s) of fraud, embezzlement, misappropriation and breach of fiduciary duty; (iv) violated our operating and ethics policies in any material way, including those relating to sexual harassment and the disclosure or misuse of confidential information; (v) engaged in willful and continued negligence in the performance of the duties assigned to him, after he has received notice of and failed to cure such negligence; or (vi) breached any material provision of any agreement between the executive and our Company, including any confidentiality agreement. “Good reason” means (i) a substantial and material diminution in the executive’s duties or responsibilities; (ii) a material reduction in his base salary; or (iii) the relocation of his principal place of employment to a location more than 50 miles from the prior location. “Change in control” means (i) the acquisition by a person or group of more than 50% of the voting power of our stock (other than a change resulting from the death of a stockholder or a transaction in which we become a subsidiary of another corporation and, following the transaction, our stockholders prior to the transaction will beneficially own shares entitling such stockholders to more than 50% of the voting power of the parent corporation); (ii) the majority of members of our Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or (iii) the consummation of (A) a merger or consolidation with another corporation where our stockholders, immediately prior to the transaction, will not beneficially own, immediately following the transaction, shares entitling such stockholders to more than 50% of the voting power of the surviving corporation; (B) a sale or disposition of all or substantially all of our assets; or (C) our liquidation or dissolution.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  53

EXECUTIVE COMPENSATION

In the event that any of our Named Executive Officers would be subject to the excise tax imposed by Section 4999 of the Code and the net after-tax benefit that he would receive by reducing such payments to the threshold level as determined by Section 280G of the Code is greater than the net after-tax benefit the executive would receive if the full amount of such payments were made, then such payments will be reduced so that such payments do not exceed the threshold level as determined by Section 280G of the Code.

The following table provides information concerning the potential termination or change in control payments that would be made to each of our Named Executive Officers under the circumstances described above. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payment to the Named Executive Officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2022. In the following table, we use the term “involuntary termination” to refer to a termination by us without cause or by the executive for good reason.

				Restricted
			Stock Option	Stock Unit	Continuation
	Salary	Bonus	Acceleration	Acceleration	of Healthcare
	Severance	Severance	Value	Value	Benefits	Total
	($)	($)	($)(1)	($)(1)	($)(2)	($)

Thomas W. Burns
Death or Disability	—	—	192,786	4,879,886	—	5,072,672
Involuntary Termination	1,095,000	—	192,786	4,879,886	28,445	6,196,117
Involuntary Termination in Connection with a Change in Control	1,460,000	1,460,000	192,786	4,879,886	37,927	8,030,599

Joseph E. Gilliam
Death or Disability	—	—	121,732	3,551,053	—	3,672,785
Involuntary Termination	505,000	—	105,848	820,704	11,329	1,442,881
Involuntary Termination in Connection with a Change in Control	757,500	530,250	121,732	3,551,053	16,993	4,977,528

Alex R. Thurman
Death or Disability	—	—	—	1,251,694	—	1,251,694
Involuntary Termination	365,000	—	—	520,622	18,964	904,586
Involuntary Termination in Connection with a Change in Control	547,500	328,500	—	1, 251,694	28,445	2,156,139

Tomas Navratil
Death or Disability	—	—	—	1,977,175	—	1,977,175
Involuntary Termination	400,000	—	—	940,037	18,964	1,359,001
Involuntary Termination in Connection with a Change in Control	600,000	360,000	—	1, 977,175	28,445	2,965,620

Chris M. Calcaterra
Death or Disability	—	—	113,602	782,484	—	896,086
Involuntary Termination	100,000	—	98,781	425,924	18,964	643,669
Involuntary Termination in Connection with a Change in Control	150,000	—	113,602	782,484	28,445	1,074,531

(1)	Based upon the closing price of our common stock ($43.68) on December 30, 2022, which was the last trading day in 2022. The reported value of the performance-based stock options and PRSUs in the case of death or disability or involuntary termination reflects accelerated vesting in 100% of such awards.
(2)	The reported value of these continued medical and dental coverage benefits is an estimate based upon the monthly cost of such benefits to the Company as of December 31, 2022.

Employee Benefit and Stock Plans

Our stockholders and Board of Directors previously adopted the 2011 Stock Plan (the “2011 Plan”), the 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”), the 2015 Employee Stock Purchase Plan (the “ESPP”), and the 401(k) Plan.

2011 Stock Plan

The 2011 Plan was approved and adopted by our Board of Directors on April 28, 2011, and was subsequently approved by our stockholders in July 2011. Upon the effective date of the 2015 Plan, our Board of Directors determined that no further awards would be granted under the 2011 Plan.

54  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

EXECUTIVE COMPENSATION

The option exercise price of each outstanding option granted pursuant to the 2011 Plan was determined by the Board of Directors and was not less than 100% of the fair market value of the common stock on the date of grant for incentive stock options and, for nonqualified stock options granted prior to our initial public offering, no less than the per share exercise price required by applicable law. Certain options granted under the 2011 Plan vest at a rate of no less than 20% per year over a period of five consecutive years. The term of each option was fixed by the 2011 Plan administrator and may not exceed 10 years from the date of grant. Options granted under the 2011 Plan may be exercised prior to the vesting date. If exercised early, shares issued upon exercise are subject to repurchase by us if the option holder terminates his or her service prior to the vesting date.

In the event of a corporate transaction (including without limitation a “change of control,” as defined in the 2011 Plan), each outstanding option will be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor does not agree to assume the award or to substitute an equivalent option, in which case such option will terminate upon the consummation of the transaction.

The Board of Directors may amend, modify or terminate any outstanding award, provided that no amendment to an award may substantially affect or impair the rights of a participant under any awards previously granted without his or her written consent.

2015 Omnibus Incentive Compensation Plan

The 2015 Plan was approved and adopted by our Board of Directors on June 3, 2015 and was subsequently approved by our stockholders in June 2015.

The 2015 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, directors, and consultants, and to align the interests of these individuals with the interests of our stockholders.

The number of shares available for issuance under the 2015 Plan is subject to adjustment in the event of a stock dividend, spinoff, recapitalization, stock split, reclassification or exchange of shares, merger, reorganization, or consolidation or other change in our capital structure. To the extent that an award terminates, is repurchased by us, expires for any reason or becomes unexercisable without having been exercised in full, then any shares subject to the award may be used again for new grants. For stock appreciation rights (“SARs”) only the shares that are issued or delivered pursuant to the SARs will cease to be available for grant under the 2015 Plan. Shares tendered to us by participants to pay the exercise price of options or to satisfy tax withholding obligations with respect to an award will become available for use under the 2015 Plan.

The number of shares of our common stock reserved for issuance under the 2015 Plan will automatically increase on the first day of each fiscal year by (i) 5% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by our Board of Directors.

The 2015 Plan permits us to make grants of incentive stock options pursuant to Section 422 of the Code, non-qualified stock options, and SARs. Incentive stock options may only be granted to our employees. Non-qualified stock options and SARs may be issued to our employees, directors, or consultants. The option exercise price of each option and the base price of each SAR granted pursuant to the 2015 Plan may not be less than 100% of the fair market value of the common stock on the date of grant. The term of each option and SAR will be fixed by the Board of Directors or any committee or subcommittee of the Board of Directors chosen to administer the 2015 Plan.

The 2015 Plan permits us to make grants of restricted stock to our employees, directors, or consultants. During the period of restriction, employees, directors, or consultants holding restricted stock may exercise full voting rights with respect to those shares of our common stock, unless the 2015 Plan administrator determines otherwise, and will be entitled to receive all dividends paid with respect to such shares, provided that dividends that relate to restricted stock that vests based on the achievement of certain performance goals will not be paid until the restrictions on the underlying shares lapse.

The 2015 Plan also permits us to make grants of RSUs. RSUs may be granted to our employees, directors, or consultants. Payment of earned RSUs will generally be made as soon as practicable after the date(s) determined by the 2015 Plan administrator and set forth in the written RSU agreement, but in no event later than the 15th day of the 3rd calendar month of the year following the vesting date of the RSU. RSUs may be settled in cash, shares of our common stock, or a combination of both.

The 2015 Plan permits us to make grants of performance units and performance shares, which may be granted to our employees, directors, or consultants. Each performance unit will have an initial value that is established by the 2015 Plan administrator on or before the date of grant and each performance share will have an initial value equal to 100% of the fair market value of a share of our common stock on the date of grant. To earn performance units or performance shares, the 2015 Plan administrator may set performance objectives based upon the achievement of our Company-wide, divisional, or business unit goals and/or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the administrator in its discretion. Further, the 2015 Plan permits us to grant certain cash incentive

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EXECUTIVE COMPENSATION

awards, which may, in the 2015 Plan administrator’s sole and plenary discretion, be subject to the attainment of performance goals.

The 2015 Plan is administered by the Board of Directors or any committee or subcommittee of the Board of Directors chosen to administer the 2015 Plan, which has the authority to control and manage the operation and administration of the 2015 Plan. In particular, the 2015 Plan administrator has the authority to determine the persons to whom, and the time or times at which, incentive options, nonqualified stock options, restricted stock, SARs, RSUs, performance units, performance shares or cash incentive awards shall be granted. In addition, the 2015 Plan administrator has the authority to determine the number of shares to be subject to each award, and to determine the specific terms, conditions and restrictions of each award.

Unless provided otherwise within each written applicable award agreement, in the event a successor corporation does not assume or substitute for the award, the vesting of all options, restricted stock, SARs and RSUs granted under the 2015 Plan will accelerate in the event of a “change in control” (as defined in the 2015 Plan) effective as of immediately prior to the consummation of the change in control. With respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. Such acceleration will not occur if awards granted under the 2015 Plan are to be assumed or substituted by the acquiring or successor entity (or parent thereof). In the event of an “involuntary termination” (as defined in the 2015 Plan) of a participant upon or within 12 months following a change in control, the vesting of all options, restricted stock, SARs and RSUs granted under the 2015 Plan will accelerate automatically and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

The 2015 Plan administrator may from time to time alter, amend, suspend or terminate the 2015 Plan in such respects as they deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent. We will obtain stockholder approval of any such amendment to the extent necessary to comply with applicable law.

No awards may be granted under the 2015 Plan after June 3, 2025, which is the date that is 10 years from the date the 2015 Plan was adopted by our Board of Directors.

2015 Employee Stock Purchase Plan

The ESPP was approved and adopted by our Board of Directors on June 3, 2015, and was subsequently approved by our stockholders in June 2015.

The purpose of the ESPP is to retain and secure the services of our employees and employees of our designated affiliates, while providing incentives for such individuals to exert maximum efforts toward our success.

The number of shares available for issuance under the ESPP is subject to adjustment in the event of a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, exchange of shares of our common stock, stock dividend or other change in our capital structure. The number of shares of our common stock reserved for issuance will automatically increase on the first day of each fiscal year, from January 1, 2016, by (i) 1% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by the administrator of the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The ESPP will be administered by our Board of Directors or any committee or subcommittee designated by the board to administer the ESPP. The ESPP is implemented through a series of offerings of purchase rights to our eligible employees or eligible employees of any of our designated affiliates. Under the ESPP, we may specify offerings with duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering may have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors or the administrator of the ESPP, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (i) 85% of the fair market value of a share of our common stock on the first date of an offering or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.

Employees may have to satisfy one or more service requirements before participating in the ESPP, as determined by the administrator of the ESPP. No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock (subject to any applicable discount to the purchase price), determined based on the fair market value per share of our common stock at the time such purchase right is granted, for each year such a purchase right is outstanding.

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EXECUTIVE COMPENSATION

Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has, or has the right to acquire, voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

In the event of a merger or change in control, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within a specified period prior to such corporate transaction, and such purchase rights will terminate immediately. A change in control has the same meaning as such term in the 2015 Plan.

The administrator of the ESPP has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We are permitted to make profit sharing contributions to eligible participants, but we have not made any such contributions to date. Beginning in 2017, the Company began contributing a $0.50 match for every $1.00 contributed by a participating employee up to 6% of their annual salary, with such Company contributions becoming vested when participating employees reach the 3-year anniversary from their date of hire, giving credit for past service. In the 2022 fiscal year, our matching contributions totaled approximately $2.5 million. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Foley, Dr. Kliman and Ms. Torres served as members of our CNG Committee during all of fiscal 2022. All members of the CNG Committee during fiscal 2022 were independent directors and none of them are current or former employees or officers of the Company or had any relationship with us during fiscal 2022 requiring disclosure of certain transactions with related persons under SEC rules. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or CNG Committee.

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CEO PAY RATIO

CEO PAY RATIO

We have designed our compensation plans to attract and retain top talent, align our employees with the goals and business strategy of our Company, and motivate our employees to perform in ways that enhance stockholder value. We are committed to internal pay equity, and the CNG Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The CNG Committee reviewed a comparison of our Chief Executive Officer’s annual total compensation in fiscal year 2021 to that of all other Company employees for the same period. The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our Chief Executive Officer in the “Summary Compensation Table” on page 47. Pay elements that were included in the annual total compensation for each employee are:

●	Base salary as of December 31, 2022, annualized for those employees who were hired or left the Company mid-year
●	Actual performance bonus and/or actual commissions paid in 2022
●	Value of actual equity awards granted in 2022 (either new hire grant or annual grant), calculated based on grant date fair value
●	Company matching contributions to employees’ 401(k) plan contribution

Our calculation includes all global employees on payroll as of December 31, 2022.  All salaries were converted to US dollars, using conversion rates as of December 31, 2022.

We identified our median employee by: (i) calculating the annual total compensation described above for each of our employees, (ii) ranking the annual total compensation of all employees except for the Chief Executive Officer from lowest to highest, and (iii) identifying the median employee on that list.

The total annual compensation for fiscal year 2022 for our Chief Executive Officer was $6,268,188, and for the median employee was $177,597.  The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2022 is 35.3 to 1.

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PAY VS PERFORMANCE

PAY VS PERFORMANCE

					Value of Initial Fixed $100 Investment based on:			Company Selected Measure:

Year	Summary Compensation Table Total for CEO (b)	Compensation Actually Paid to CEO (c)	Average Summary Compensation Table Total for non-CEO Named Executive Officers (d)	Average Compensation Actually Paid to non-CEO Named Executive Officers (e)	Total Share- holder Return (f)	Peer Group Total Share- holder Return (g)	Net Income (in thousands) (h)	Net Sales (in thousands) (i)

2022	$6,268,188	$5,463,353	$2,930,016	$2,377,340	$80.19	$102.25	$(99,195)	$282,862
2021	$7,260,144	$(172,505)	$2,196,905	$496,378	$81.59	$138.98	$(49,593)	$294,011
2020	$6,018,242	$11,765,592	$2,161,224	$4,764,939	$138.17	$131.41	$(120,348)	$224,959

Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” for our Chairman and CEO, Thomas W. Burns, for the respective years shown.

Column (c). “Compensation actually paid” to our CEO in each of 2022, 2021 and 2020 reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by our CNG Committee in regards to the CEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

CEO – Thomas W. Burns – Equity Award Adjustment
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$2,282,800	$329,529	$-0-	$1,350,723	$-0-	$-0-	$3,963,052
2021	$2,055,461	$(4,156,192)	$-0-	$(31,998)	$-0-	$-0-	$(2,132,729)
2020	$8,463,759	$1,958,656	$-0-	$199,346	$-0-	$-0-	$10,621,762

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year end and as of the date of vest. Time-vested restricted share unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year end and as of each date of vest.

Column (d). The following non-CEO named executive officers are included in the average figures shown:

2020: Joseph E. Gilliam, Chris M. Calcaterra

2021: Joseph E. Gilliam, Chris M. Calcaterra

2022: Joseph E. Gilliam, Alex R. Thurman, Tomas Navratil, Chris M. Calcaterra

Column (e). Average “compensation actually paid” for our non-CEO Named Executive Officers in each of 2022, 2021 and 2020 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as

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PAY VS PERFORMANCE

determined in accordance with SEC rules. The dollar amounts reflected in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO Named Executive Officers during the applicable year. For information regarding the decisions made by our CNG Committee in regards to the non-CEO Named Executive Officers’ compensation for each fiscal year, please the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Non-CEO Equity Award Adjustment
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$1,477,439	$61,800	$-0-	$271,063	$-0-	$-0-	$1,810,301
2021	$861,492	$(1,490,771)	$-0-	$128,748	$-0-	$-0-	$(500,531)
2020	$3,347,859	$801,226	$-0-	$50,103	$-0-	$-0-	$4,199,188

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year end and as of the date of vest. Time-based restricted share unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year end and as of each date of vest. The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table.

Column (f). For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Glaukos Corporation for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.

Column (g):  For the relevant fiscal year, represents the cumulative TSR of the S&P 600 Health Care Sector Index ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.

Column (h): Reflects “Net Income” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.

Column (i): Company-selected Measure is annual “Net Sales” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.

Relationship between Pay and Performance. Below are graphs showing the relationship of “compensation actually paid” to our CEO and other named executive officers in 2020, 2021 and 2022 to (1) TSR of both the Company and the S&P 600 Health Care Sector Index, (2) the Company’s net income and (3) the Company’s annual net sales.

“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement (as reflected in the significant decrease to 2021 CAP and the significant increase to 2020 CAP) and varying levels of projected and actual achievement of performance goals. For a discussion of how our CNG

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PAY VS PERFORMANCE

Committee assessed the Company’s performance and our Named Executive Officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2020 and 2021.

Financial Performance Measures. Listed below are the financial and non-financial performance measures which in our assessment represent the most important financial performance measures we use to link compensation actually paid to our Named Executive Officers, for 2022, to Company performance.

●	Net Sales:Financial Measure
●	Operating Expenses:Financial Measure
●	Pipeline Product Development:Non-Financial Measure

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three equity compensation plans: the 2011 Plan, the 2015 Plan and the ESPP.

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2022.

Number of shares of
	Number of shares	Weighted-	Common Stock remaining
	of Common	average exercise	available for future issuance
	Stock to be issued	price of	under equity compensation
	upon exercise of	outstanding	plans (excluding shares
Plan category	outstanding awards	options	reflected in the first column)
Equity compensation plans approved by stockholders	6,123,470 (1)	$32.97	11,906,777 (2)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	6,123,470	$32.97	11,906,777
(1)	Of these shares, 764,643 were subject to options then outstanding under the 2011 Plan, 3,915,221 were subject to options then outstanding under the 2015 Plan and 1,443,606 shares were subject to outstanding RSUs. We no longer have the authority to grant awards under the 2011 Plan. These shares do not include any shares of common stock issuable under the ESPP. We issue shares under the ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of the ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.
(2)	Represents 9,587,772 shares available for future issuance under the 2015 Plan, and 2,319,005 shares available for future issuance under the ESPP. Shares available under the 2015 Plan may be used for any type of award authorized in that plan, including stock options, stock appreciation rights, and full-value awards. The number of shares available for issuance under the 2015 Plan will automatically increase on the first day of each fiscal year by (i) 5% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by our Board of Directors. Similarly, the number of shares available for issuance under the ESPP will automatically increase on the first day of each fiscal year by (i) 1% of the total number of shares of our common stock outstanding on the last day of the preceding fiscal year, or (ii) a lesser number determined by the administrator of the ESPP.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 5, 2023, by:

●	each person who we know beneficially owns more than 5% of our common stock;
●	each of our directors;
●	each of our Named Executive Officers; and
●	all of our directors and executive officers as a group.

The information below is based on 48,069,704 shares of our common stock outstanding as of April 5, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 5, 2023, and RSUs that will vest within 60 days of April 5, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Amount of
	Beneficial	% of
	Ownership	Class
>5% Stockholders
BlackRock, Inc. (1)	7,783,794	16.2
The Vanguard Group (2)	5,349,225	11.1
Wellington Management Group LLP (3)	4,385,656	9.1
Brown Capital Management, LLC (4)	2,712,809	5.6
Named Executive Officers and Directors
Thomas W. Burns (5)	2,875,300	5.8
Joseph E. Gilliam (6)	412,001	*
Alex R. Thurman (7)	119,606	*
Tomas Navratil (8)	23,156	*
Chris M. Calcaterra (9)	398,274	*
Mark J. Foley (10)	86,602	*
David F. Hoffmeister (11)	89,829	*
Gilbert H. Kliman, M.D. (12)	106,270	*
Marc A. Stapley (13)	91,186	*
Denice M. Torres (14)	9,675	*
Aimee S. Weisner (15)	94,706	*
Leana S. Wen, M.D. (16)	9,676	*
All executive officers and directors as a group (12 persons total) (17)	3,918,007	7.8
*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Beneficial ownership information for BlackRock, Inc. (“BlackRock”) is as of December 31, 2022 and is based on information contained in the Schedule 13G (Amendment No. 6) filed with the SEC on January 31, 2023 by BlackRock. Such form states that BlackRock has

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

sole voting power over 7,726,239 of the shares listed in the table above and sole dispositive power over all of the shares listed in the table above. The address for such entity is 55 East 52nd Street, New York, New York 10055.
(2)	Beneficial ownership for The Vanguard Group (“Vanguard”) is as of December 31, 2022 and is based on information contained in the Schedule 13G/A (Amendment No. 1) filed with the SEC on February 9, 2023 by Vanguard. Such form states that Vanguard has shared voting power over 77,990 of the shares listed in the table above, sole dispositive power over 5,223,898 of the shares listed in the table above and shared dispositive power over 125,327 of the shares listed in the table above. The address for such entity is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)	Beneficial ownership for Wellington Management Group LLP (“Wellington”) is as of December 31, 2022 and is based on information contained in the Schedule 13G/A (Amendment No. 1) filed with the SEC on February 6, 2023 by Wellington. Such form states that the Wellington has shared voting power over 3,991,490 of the shares listed in the table above and shared dispositive power over all of the shares listed in the table above. The form states that it is also filed by Wellington Group Holdings LLP (“Holdings”), Wellington Investment Advisors Holdings LLP (“Investment”) and Wellington Management Company LLP (“Wellington Company”). The form states that the shares listed in the table above are owned of record by clients of various investment advisors which are owned, directly or indirectly through Wellington Management Global Holdings, Ltd., by Investment, which is owned by Holdings, which is owned by Wellington. The form further states that Holdings and Investment have the same ownership interests as Wellington, and that Wellington Company has shared voting power over 3,985,052 shares and shared dispositive power over 4,271,899 shares. The address for all such entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
(4)	Beneficial ownership information for Brown Capital Management, LLC (“Brown”) is as of December 31, 2022 and is based on information contained in the Schedule 13G/A (Amendment No. 6) filed with the SEC on February 14, 2023 by Brown. Such form states that Brown has sole voting power with respect to 1,990,846 of the shares listed in the table above, and sole dispositive power with respect to all of the shares listed in the table above. The form further states that the shares listed in the table above are owned by various investment advisory clients of Brown, which is deemed to be a beneficial owner of those shares due to its discretionary power to make investment decisions over such shares for its clients and/or its ability to vote such shares. The address for such entity is 1201 N. Calvert Street, Baltimore, MD 21202.
(5)	Includes (i) 1,418,979 shares issuable upon the exercise of options held by Mr. Burns that are currently exercisable or exercisable within 60 days of April 5, 2023, (ii) 4,168 shares that will be delivered to Mr. Burns upon the vesting of RSUs within 60 days of April 5, 2023, (iii) 238,107 shares held by the Burns Annuity Trust, of which Mr. Burns is a beneficiary and co-Trustee, (iv) 120,000 shares held by the Burns Charitable Remainder Trust, of which Mr. Burns is a beneficiary and co-Trustee, (v) 277,847 shares held by the Burns Family Trust, of which Mr. Burns is a beneficiary and co-Trustee, (vi) 100,000 shares which are held by the Thomas W. Burns Irrevocable Trust, of which Mr. Burns is a beneficiary, and (vii) 100,000 shares held by the Janet M. Burns Irrevocable Trust, of which Mr. Burns is a trustee and Mr. Burns’ spouse is a beneficiary.
(6)	Includes 375,736 shares issuable upon the exercise of options held directly by Mr. Gilliam that are currently exercisable or exercisable within 60 days of April 5, 2023. The shares listed in the table above may not reflect the transfer of economic interest in certain of those shares by Mr. Gilliam to his former spouse pursuant to a domestic relations order, as previously reported by Mr. Gilliam in Forms 4 filed with the SEC on May 9, 2019, December 21, 2020, and April 5, 2022.
(7)	Includes 90,823 shares issuable upon the exercise of options held directly by Mr. Thurman that are currently exercisable or exercisable within 60 days of April 5, 2023.
(8)	Includes (i) 7,459 shares issuable upon the exercise of options held by Mr. Navratil that are currently exercisable or exercisable within 60 days of April 5, 2023, and (ii) 2,054 shares that will be delivered to Mr. Navratil upon the vesting of RSUs within 60 days of April 5, 2023.
(9)	Includes 228,490 shares issuable upon the exercise of options held directly by Mr. Calcaterra that are currently exercisable or exercisable within 60 days of April 5, 2023.
(10)	Includes (i) 65,000 shares issuable upon the exercise of options held directly by Mr. Foley that are currently exercisable or exercisable within 60 days of April 5, 2023 and (ii) 4,364 shares that will be delivered to Mr. Foley upon the vesting of RSUs within 60 days of April 5, 2023.
(11)	Includes (i) 65,000 shares issuable upon the exercise of options held directly by Mr. Hoffmeister that are currently exercisable or exercisable within 60 days of April 5, 2023 and (ii) 4,364 shares that will be delivered to Mr. Hoffmeister upon the vesting of RSUs within 60 days of April 5, 2023. Includes RSUs that have vested but have not yet been delivered, or will not be delivered within 60 days of April 5, 2023, pursuant to an election by Mr. Hoffmeister to defer delivery of the underlying shares until the earlier of (a) the fifth (5th) anniversary of the grant date or (b) the date of Mr. Hoffmeister’s separation from Board service, pursuant to the Company’s director compensation program.
(12)	Includes (i) 16,347 shares owned by InterWest Venture Management Company (“IVMC”), of which Dr. Kliman is an officer, director and shareholder, (ii) 65,000 shares issuable upon the exercise of options held directly by Dr. Kliman that are currently exercisable or exercisable within 60 days of April 5, 2023, and (iii) 4,364 shares that will be delivered to Dr. Kliman upon the vesting of RSUs within 60 days of April 5, 2023. Dr. Kliman disclaims beneficial ownership of the shares held by IVMC as described above, except to the extent of his pecuniary interest therein. Includes RSUs that have vested but have not yet been delivered, or will not be delivered within 60 days of April 5, 2023, pursuant to an election by Dr. Kliman to defer delivery of the underlying shares until the earlier of (a) the fifth (5th) anniversary of the grant date or (b) the date of Dr. Kliman’s separation from Board service, pursuant to the Company’s director compensation program.
(13)	Includes (i) 65,000 shares issuable upon the exercise of options held directly by Mr. Stapley that are currently exercisable or exercisable within 60 days of April 5, 2023 and (ii) 4,364 shares that will be delivered to Mr. Stapley upon the vesting of RSUs within 60 days of April 5, 2023. Includes RSUs that have vested but have not yet been delivered, or will not be delivered within 60 days of April 5, 2023, pursuant to an election by Mr. Stapley to defer delivery of the underlying shares until the earlier of (a) the fifth (5th) anniversary of the grant date or (b) the date of Mr. Stapley’s separation from Board service, pursuant to the Company’s director compensation program.
(14)	Includes 4,364 shares that will be delivered to Ms. Torres upon the vesting of RSUs within 60 days of April 5, 2023.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(15)	Includes (i) 15,000 shares over which Ms. Weisner shares voting and investment power and which are held by The Saeman-Weisner Family Trust, of which Ms. Weisner and her husband are co-trustees, (ii) 2,000 shares over which Ms. Weisner shares voting and investment power and which are held by The Weisner Saeman Family Irrevocable Trust, of which Mr. Weisner and her husband are co-trustees, (iii) 55,000 shares issuable upon the exercise of options held directly by Ms. Weisner that are currently exercisable or exercisable within 60 days of April 5, 2023, and (ii) 4,364 shares that will earned by Ms. Weisner upon the vesting of RSUs within 60 days of April 5, 2023. Includes RSUs that have vested but have not yet been delivered, or will not be delivered within 60 days of April 5, 2023, pursuant to an election by Ms. Weisner to defer delivery of the underlying shares until the earlier of (a) the fifth (5th) anniversary of the grant date or (b) the date of Ms. Weisner’s separation from Board service, pursuant to the Company’s director compensation program.
(16)	Includes 4,364 RSUs that will be earned by Dr. Wen upon the vesting of RSUs within 60 days of April 5, 2023. Includes RSUs that have vested but have not yet been delivered, or will not be delivered within 60 days of April 5, 2023, pursuant to an election by Dr. Wen to defer delivery of the underlying shares until the earlier of (a) the fifth (5th) anniversary of the grant date or (b) the date of Dr. Wen’s separation from Board service, pursuant to the Company’s director compensation program.
(17)	Includes 2,207,997 shares issuable upon the exercise of options (or the vesting of RSUs) held by the executive officers and directors that are currently exercisable or exercisable within 60 days of April 5, 2023.

66  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal 2022, is responsible for performing an independent audit of our consolidated financial statements and effectiveness of internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon, and for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the PCAOB and the SEC. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2022 Annual Report on Form 10-K for filing with the SEC. The Audit Committee also appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and is seeking ratification of such selection by the Company’s stockholders at the Annual Meeting.

AUDIT COMMITTEE

Marc A. Stapley (Chairman)
David F. Hoffmeister
Aimee S. Weisner Leana S. Wen, M.D.

March 21, 2023

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  67

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. We are not required to submit the appointment of Ernst & Young LLP for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If our stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment of Ernst & Young LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

We expect one or more representatives of Ernst & Young LLP to participate in the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed to us for the fiscal years ended December 31, 2022 and 2021 by our independent registered public accounting firm, Ernst & Young LLP, are as follows:

	2022	2021
Audit Fees(1)	$1,891,125	$1,792,180
Audit-Related Fees(2)	7,000	6,315
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$1,898,125	$1,798,495
(1)	Audit Fees represents the aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, including attestation services relating to the report on our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, for statutory audits of our international operations, and for procedures performed with respect to registration statements.
(2)	Audit-Related Fees represents the aggregate fees billed to us by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees.
(3)	Tax Fees represents the aggregate fees billed to us by Ernst & Young LLP for services related to Internal Revenue Code Section 382 studies.

68  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the Audit Committee specifically provides for a different period. If the Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to its Chairman. The Chairman must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the Audit Committee. All services performed and related fees billed by Ernst & Young LLP during fiscal 2022 and fiscal 2021 were pre-approved by the Audit Committee pursuant to regulations of the SEC and the foregoing pre-approval policies.

Additionally, Ernst & Young LLP complies with the audit partner engagement rules in the Sarbanes-Oxley Act by rotating their lead and concurring or review partners off of service for the Company at least every five years, with a minimum time-out of five years before resuming an audit partner role. The Company received a new lead partner in 2022.

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TRANSACTIONS WITH RELATED PERSONS

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Related Person Transactions

We have adopted a written related person transactions policy, which sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related person,” as determined prior to the beginning of our last fiscal year, includes any executive officer, director or nominee to become director, and any holder of more than 5% of our common stock, including any immediate family members of such persons. Any related person transaction may only be consummated if approved or ratified by our Audit Committee in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee for review and approval. In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must abstain from voting on the approval of the transaction but may, if so requested, participate in some or all of the Board’s discussions of the transaction.

Certain Relations and Related Person Transactions

The son of Thomas W. Burns, our Chairman and CEO, is an employee of the Company and it is anticipated that his 2023 compensation, consisting of base salary, bonus and target long-term incentive compensation equity grant, will be approximately $120,000. The Company was not a party to any other transactions since January 1, 2022 in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our common stock had or will have a direct or indirect material interest, other than compensation arrangements.

70  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

DELINQUENT SECTION 16(a) REPORTS

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, as well as persons who own more than ten percent of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock.

Based solely on a review of Forms 3, 4 and 5 reports electronically filed with the SEC during or with respect to the 2022 fiscal year by directors, officers and greater than 10% beneficial owners of our common stock, or written representations from reporting persons that all reportable transactions were reported and no Form 5 was required to be filed with respect to fiscal 2022, we believe that during our fiscal year ended December 31, 2022, our officers, directors and greater than 10% shareholders timely filed all reports they were required to file under Section 16(a), with the exception of the following:

●	for Mr. Gilliam, a Form 4/A filed on June 22, 2022 to report a grant of restricted stock units made on March 24, 2022, which was incorrectly identified as a grant made on April 1, 2022 in a Form 4 filed on April 5, 2022; and
●	for each of Messrs. Burns, Gilliam and Navratil, a Form 4 filed on December 5, 2022 reporting the determination by the Compensation Committee on September 15, 2022 of the number of restricted stock units earned by such executive officer pursuant to the achievement of certain pre-determined operational goals under the terms of a performance-based equity grant made on March 18, 2021.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  71

PROPOSALS OF STOCKHOLDERS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING

PROPOSALS OF STOCKHOLDERS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. For your proposal to be considered for inclusion in the proxy statement for our 2024 annual meeting of stockholders, your written proposal must be received by our Secretary at our principal executive offices no later than December 20, 2023 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. If we change the date of the 2024 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, your written proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2024 annual meeting of stockholders.

Nominations of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials. If you intend to nominate an individual for election to our Board of Directors at our 2024 annual meeting of stockholders or wish to present a proposal at the 2024 annual meeting of stockholders but do not intend for such proposal to be included in the proxy statement for such meeting, our Bylaws require that, among other things, stockholders give written notice of the nomination or proposal to our Secretary at our principal executive offices no later than March 4, 2024 (the 45th day before the first anniversary of the date on which we first mailed proxy materials or a Notice of Internet Availability (whichever is earlier) for the Annual Meeting) nor earlier than February 3, 2024 (the 75th day before the first anniversary of the date on which we first mailed proxy materials or a Notice of Internet Availability (whichever is earlier) for the Annual Meeting. Notwithstanding the foregoing, in the event that we change the date of the 2024 annual meeting of stockholders to a date that is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2024 annual meeting of stockholders and no later than the close of business on the later of 90 days prior to the date of the 2024 annual meeting of stockholders or the tenth day following the day on which public announcement of the 2024 annual meeting of stockholders is made. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Section 2.4 of our Bylaws, including providing the information required to be included in a notice required by paragraph (b) of Rule 14a-19 of the Exchange Act if a stockholder intends to nominate any person(s) for election to our Board, will not be acted upon at the 2024 annual meeting of stockholders.

In addition to the notice requirements above, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 annual meeting of stockholders must also comply with the other requirements of Rule 14a-19 under the Exchange Act. Pursuant to Section 2.4 of our Bylaws, if the stockholder fails to comply with Rule 14a-19(a)(2)-(3), the stockholder’s nominations will be disregarded and will not be acted on at the meeting.

72  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

OTHER MATTERS

OTHER MATTERS

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  73

ANNUAL REPORT TO STOCKHOLDERS

ANNUAL REPORT TO STOCKHOLDERS

Our 2022 Annual Report has been posted on our corporate website at http://investors.glaukos.com and on the Internet at www.proxyvote.com. For stockholders receiving a Notice of Internet Availability, instructions on how to request a printed copy of our proxy materials and 2022 Annual Report are included in the Notice of Internet Availability. Stockholders receiving a printed copy of this Proxy Statement have also received a copy of our 2022 Annual Report. We will provide, without charge, a copy of our 2022 Annual Report for the fiscal year ended December 31, 2022 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to our Secretary the following address:

One Glaukos Way

Aliso Viejo, California 92656

74  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

VIRTUAL ANNUAL MEETING

VIRTUAL ANNUAL MEETING

Why are you holding a Virtual Annual Meeting?

We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/GKOS2023. Our Board annually considers the appropriate format of our annual meeting. The virtual meeting will allow our stockholders to attend and participate from any location around the world. We believe this format will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

The Annual Meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What are the benefits of a Virtual Annual Meeting?

We are embracing technology to provide expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world, and provides us an opportunity to give thoughtful responses. In addition, we intend that the virtual meeting format provide stockholders a similar level of transparency to the traditional in-person meeting format and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders.

What do I need to attend the Virtual Annual Meeting?

You will need the control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet are posted at www.virtualshareholdermeeting.com/GKOS2023. If you do not have your control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal.

How will my questions be addressed at the Virtual Annual Meeting?

Our virtual Annual Meeting allows stockholders to submit questions and comments during the 15 minutes before the meeting and during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at www.investors.glaukos.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

GLAUKOS CORPORATION  |  2023 PROXY STATEMENT  |  75

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

We are using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a printed copy of this Proxy Statement and our 2022 Annual Report, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability to the beneficial owners. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how each of those stockholders can receive a printed copy of our proxy materials, including this Proxy Statement, our 2022 Annual Report and a proxy card or voting instruction form. All stockholders who do not receive a Notice of Internet Availability or a copy of the proxy materials by email will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.

We are first mailing the Notice of Internet Availability to our stockholders and, for stockholders who have affirmatively requested printed copies of proxy materials, we intend to first mail printed copies of this Proxy Statement, the accompanying proxy card or voting instruction form and our 2022 Annual Report, on or about April 18, 2023.

What items of business will be voted on at the Virtual Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.	The election of two Class II director nominees named in this Proxy Statement to serve until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified (“Proposal 1”);
2.	The approval, on an advisory basis, of the compensation of our Named Executive Officers (“Proposal 2”); and
3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 (“Proposal 3”).

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends that you vote your shares:

1.	“FOR ALL” of the following director nominees named in this Proxy Statement to be elected to the Board of Directors: Denice M. Torres and Aimee S. Weisner;
2.	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers; and
3.	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Who is entitled to vote?

Only stockholders of record at the close of business on April 5, 2023 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 48,069,704 shares of our common stock outstanding and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting, and during the Annual Meeting such list will be available for examination at www.virtualshareholdermeeting.com/GKOS2023.

76  |  2023 PROXY STATEMENT  |  GLAUKOS CORPORATION

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is the difference between a “beneficial owner” and a “stockholder of record”?

Whether you are a “beneficial owner” or a “stockholder of record” with respect to your shares depends on how you hold your shares:

●	Beneficial Owners. Most of our stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.
●	Stockholders of Record. If you hold shares directly in your name with our stock transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a proxy card, have been sent directly to you by the Company.

How do I vote and what are the voting deadlines?

●	Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability or voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. You may also vote your shares while participating in the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/GKOS2023.
●	Stockholders of Record. If you are a stockholder of record, there are several ways to direct how your shares are voted at the Annual Meeting.

Via the Internet. You may submit a proxy over the Internet at www.proxyvote.com 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 31, 2023.

By Telephone. You may submit a proxy using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 31, 2023.

By Mail. If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 31, 2023 to be voted at the Annual Meeting.

During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/GKOS2023.

If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

Can I revoke or change my vote after I submitted my proxy?

●	Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.
●	Stockholders of Record. If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
●	signing and returning a new proxy card with a later date;
●	submitting a later-dated vote by telephone or via the Internet – only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on May 31, 2023, will be counted;
●	participating in the Annual Meeting live via the Internet and voting your shares electronically at the Annual Meeting; or

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

●	delivering a written revocation to our Corporate Secretary at the address above to be received before the voting at the Annual Meeting.

How will my shares be voted if I do not provide specific voting instructions in the proxy or voting instruction form I submit?

If you submit a signed proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

The holders of a majority of our shares of common stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present, our Bylaws provide that the Annual Meeting may be adjourned by the chairperson of the meeting or by stockholders entitled to vote at the Annual Meeting, present or represented by proxy.

What vote is required to approve each of the proposals?

Each share of our common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

For purposes of Proposal 1 (election of directors), you may vote FOR ALL of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Our Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the two director nominees receiving the highest number of affirmative votes will be elected as Class II directors to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified.

For purposes of Proposal 2 (advisory approval of named executive officer compensation) and Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm), you may vote FOR, AGAINST or ABSTAIN. Approval of each of these proposals requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Please be aware that each of Proposals 2 and 3 are advisory only and are not binding on the Company. Our Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the advisory vote by stockholders.

What effect do withhold votes, abstentions and broker non-votes have on the proposals?

For Proposal 1 (election of directors), shares voted “WITHHOLD” will not be counted in determining the outcome of a director nominee’s election. Abstentions with respect to any other proposal at the Annual Meeting will have the same effect as a vote “AGAINST” the proposal.

If you are a beneficial stockholder that holds your shares through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. Proposal 3 (ratification of Ernst & Young LLP as our independent registered public accounting firm) is considered routine and may be voted upon by your broker if you do not submit voting instructions. However, each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be voted on Proposal 3 in the manner directed by your broker, but your shares will constitute broker non-votes on Proposals 1 and 2 and will not be counted in determining the outcome of those items.

Who will bear the costs of solicitation?

The accompanying proxy is being solicited on behalf of our Board of Directors. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability, this Proxy Statement and form of proxy and the 2022 Annual Report, the cost of making such materials available on the internet and the cost of soliciting proxies and holding our virtual meeting of stockholders will be paid by us. In addition to use of the mails, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers, and regular employees who will not receive any additional compensation for such solicitation. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals. We have also retained Georgeson LLC to assist in the solicitation of proxies and related services, for a fee estimated to be approximately $10,000 plus an amount to cover expenses. In addition, we have agreed to indemnify Georgeson LLC against certain liabilities arising out of or in connection with the engagement.

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APPENDIX A

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000610403_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Denice M. Torres 02) Aimee S. Weisner GLAUKOS CORPORATION ONE GLAUKOS WAY ALISO VIEJO, CA 92656 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GKOS2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. Approval, on an advisory basis, of the compensation of the Company's named executive officers. 3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000610403_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com GLAUKOS CORPORATION Annual Meeting of Stockholders June 1, 2023 9:00 AM, Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Alex R. Thurman and Diane Biagianti, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of GLAUKOS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on June 1, 2023, via the Internet at www.virtualshareholdermeeting.com/GKOS2023, and any adjournment or postponement thereof. This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations included on the reverse side hereof. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his discretion on such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY. Continued and to be signed on reverse side